Exhibit 4.1

PINAFORE, LLC and

PINAFORE, INC.

as Issuers,

PINAFORE HOLDINGS, B.V.

as Holdings

and the Note Guarantors named herein

9% Senior Secured Second Lien Notes due 2018

INDENTURE

Dated as of September 29, 2010

WILMINGTON TRUST FSB,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N/A
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.02; 4.09; 12.02; 12.05
(b)	N/A
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N/A
(d)	N/A
(e)	12.05
(f)	N/A
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05

TIA Section	Indenture Section

318(a)	12.01
(b)	N/A
(c)	12.01

N/A	means not applicable.
*	This Cross-Reference table is not part of the Indenture.

-iii-

Appendix A –	Provisions Relating to Initial Securities, Additional Securities and Exchange Securities

EXHIBIT INDEX

Exhibit A	–	Initial Security
Exhibit B	–	Exchange Security
Exhibit C	–	Form of Transferee Letter of Representation
Exhibit D	–	Form of Supplemental Indenture

INDENTURE dated as of September 29, 2010 among PINAFORE, LLC, a Delaware limited liability company (“Finance LLC”), PINAFORE, INC., a Delaware corporation (“Finance Co” and together with Finance LLC, each an “Issuer” and together, the “Issuers”), PINAFORE HOLDINGS, B.V. (“Holdings”), the Note Guarantors and WILMINGTON TRUST FSB, a federal savings bank, as trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $1,150,000,000 aggregate principal amount of the Issuers’ 9% Senior Secured Second Lien Notes due October 1, 2018 (the “Original Securities”) issued on the date hereof, (b) any Additional Securities that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued as provided in the Registration Rights Agreement or otherwise registered under the Securities Act and issued, the Issuers’ 9% Senior Secured Second Lien Notes due October 1, 2018 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”) issued in the Registered Exchange Offer in exchange for any Initial Securities or otherwise registered under the Securities Act and issued in the form of Exhibit B. Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Second Lien Obligations” means the “Additional Second Priority Debt Obligations” as defined in the Second Lien Intercreditor Agreement.

“Additional Securities” means Securities issued from time to time under this Indenture subsequent to the Issue Date.

“Additional Senior Obligations” means the “Additional Senior Debt Obligations” as defined in the Second Lien Intercreditor Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Appendix” means Appendix A attached hereto.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Security; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Securities, at October 1, 2014 as set forth in Paragraph 5 of the applicable Security plus (ii) all required interest payments due on such Security through October 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Security.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of Holdings or any Restricted Subsidiary of Holdings (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of Holdings (other than to Holdings or another Restricted Subsidiary of Holdings) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment in the ordinary course of business;

(b) the sale, conveyance or other disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Permitted Investment or Restricted Payment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $15.0 million;

(e) any transfer or disposition of property or assets by a Restricted Subsidiary of Holdings to Holdings or by Holdings or a Restricted Subsidiary of Holdings to a Restricted Subsidiary of Holdings;

(f) sales of assets received by Holdings or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(g) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable or other current assets held for sale in the ordinary course of business including, without limitation, any Collateral;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(k) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(l) any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of Holdings and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuers, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $25.0 million shall be evidenced by an Officer’s Certificate, and (2) $50.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Issuers;

(m) the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how and any other intellectual property;

(n) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by the Indenture or the note documents;

(o) the surrender or waiver or contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(p) foreclosures, condemnations or any similar action on assets; and

(q) the sale (without recourse) of receivables (and related assets) pursuant to factoring arrangements entered into in the ordinary course of business.

“Board of Directors” means as to any Person, the board of directors or managers, sole member or managing member, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS-EU.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuers or any Note Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and

(9) instruments equivalent to those referred to in clauses (1) through (7) above denominated in Euro or Sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with (a) any business conducted by any Restricted Subsidiary organized in such jurisdiction or (b) any Investment in the jurisdiction where such Investment is made.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(ii) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings or any direct or indirect parent of Holdings.

Notwithstanding the foregoing, no Specified Merger/Transfer Transaction shall constitute a Change of Control.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“COLI Loan” means those certain loans borrowed from time to time by The Gates Corporation against group life insurance policies from Mass Mutual (or any successor thereto) and the associated group life insurance policies.

“Collateral” means substantially all existing and future property and assets (other than Excluded Assets, as applicable).

“Collateral Agent” means Wilmington Trust FSB, in its capacity as “Collateral Agent” under this Indenture and any successor thereto or any subagent or designee thereof.

“Collateral Documents” means, collectively, the Second Lien Intercreditor Agreement, the Security Agreement, other security agreements relating to the Collateral for the benefit of the Holders and the Mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral for the benefit of the Holders (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date or at the time such documents are entered into and as amended, amended and restated, modified, renewed or replaced from time to time.

“Consolidated Interest Expense” means, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(1) interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Issuers’ outstanding Indebtedness and commissions, discounts, yield and other fees and charges (including any interest but excluding the interest component associated with COLI Loans and any pension or other post-employment benefit expense) related to any Receivables Financing); and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued;

less interest income for such period;

provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to any interest expense associated with the Loan Notes, or interest income earned on amounts in the Loan Note Escrow Agreement, or to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS-EU.

“Consolidated Net Income” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate of the Net Income of Holdings and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring, non-operating or unusual gains or losses or income or expenses (including the effect of all fees and expenses relating thereto), including, without limitation, any expenses related to any reconstruction, any severance or relocation expenses and fees, any restructuring costs, any retention payments, any expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including earn-out provisions) or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful) and any fees, expenses, charges or payments made under or contemplated by the Scheme or otherwise related to the Transactions, shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(4) any net after-tax gains or losses (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuers) shall be excluded;

(5) any net after-tax gains or losses (including the effect of all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness shall be excluded;

(6) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Note Guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to Holdings or a Restricted Subsidiary thereof in respect of such period;

(7) solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that (x) the net loss of any such Restricted Subsidiary shall be included therein and (y) the Consolidated Net Income of Holdings shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to Holdings, to the extent not already included therein;

(8) an amount equal to the amount of Tax Distributions actually made to the Holders of Capital Stock of such Person or any parent company of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(9) any non-cash impairment charges, goodwill write-off or asset write-off resulting from the application of IFRS-EU, and the amortization of intangibles arising under IFRS-EU, shall be excluded;

(10) any non-cash compensation expense realized from employee benefit plans or other post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(11) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by IFRS-EU shall be excluded;

(12) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness resulting from the application of IFRS-EU shall be excluded;

(13) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Issue Date related to employment of terminated employees, or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of Holdings or any of its Restricted Subsidiaries, shall be excluded;

(14) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in amounts required or permitted by IFRS-EU (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, post-employment benefits, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof shall be excluded;

(15) accruals and reserves, contingent liabilities, and any gains and losses on the settlement of any pre-existing contractual or non-contractual relationships as a result of the Transactions that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with IFRS-EU or as a result of adoption or modification of accounting policies shall be excluded; and

(16) solely for purposes of calculating EBITDA, the Net Income of Holdings and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties shall be included.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of Holdings or a Restricted Subsidiary of Holdings to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Sections 4.04(a)(3)(E) and (F).

“Consolidated Non-cash Charges” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS-EU; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for any potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to such extent paid..

“Consolidated Senior Secured Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness of Holdings and its Restricted Subsidiaries that is secured by a Lien minus (y) the aggregate amount of cash and Cash Equivalents (which shall be free and clear of any Liens) of Holdings and its Restricted Subsidiaries determined on a consolidated basis as reflected on the balance sheet in accordance with IFRS-EU, in each case of clause (x) and (y) as of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the EBITDA of Holdings and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (except that, for purposes of determining the amount of Consolidated Total Indebtedness pursuant to clause (1) of this definition, the amount of revolving Indebtedness under the Credit Agreement and any other revolving credit facility shall be computed based upon the period-ending value of such Indebtedness during the applicable period).

“Consolidated Taxes” means, with respect to Holdings and its Restricted Subsidiaries any Person and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the Holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 4.04(b)(xii) which shall be included as though such amounts had been paid as income taxes directly by such Person.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with IFRS-EU, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (referred to in this definition as the “primary obligations”) of any other Person (referred to in this definition as the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuers or any Note Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of Holdings after the Issue Date, provided that:

(1) such Contribution Indebtedness shall be Indebtedness with a Stated Maturity later than the Stated Maturity of the Securities, and

(2) such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.

“Credit Agreement” means (i) the credit agreement entered into on July 27, 2010, among the Issuers and Pinafore Acquisitions Limited, the financial institutions named therein and Citibank, N.A., as administrative agent, Citicorp USA, Inc. as collateral agent, Banc of America Securities LLC, as syndication agent, as amended and restated on August 6, 2010, as further amended and restated September 21, 2010, as further amended on September 28, 2010, as further amended, restated, supplemented, joined, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time.

“Credit Agreement Collateral Agent” means Citicorp USA, Inc., in its capacity as collateral agent for the lenders and other secured parties under the Credit Agreement, together with its successors and permitted assigns under the Credit Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuers or one of their Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of the Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of the Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Disqualified Stock” means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, in each case at the option of the holder thereof), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to Holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuers in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“EBITDA” means, with respect to Holdings and its Restricted Subsidiaries for any period, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 4.07; plus

(5) any expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the Incurrence or repayment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering and/or issuance of the Securities, (ii) any amendment or other modification of the Securities or other Indebtedness, (iii) any additional interest in respect of the Securities and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(6) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(7) any costs or expense Incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of an Issuer or a Note Guarantor or the net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under Section 4.04(a)(3)(A); plus

(8) any ordinary course dividend, distributions or other payment paid in cash and received from any Person in excess of amounts included in clause (7) pursuant to the definition of “Consolidated Net Income”; plus/minus

(9) gains or losses due solely to fluctuations in currency values and the related tax effects; plus/minus

(10) gains or losses due to the net after-tax effect of clause (1), (3) and (4) in the definition “Consolidated Net Income” in calculating Consolidated Net Income;

less, without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of Holdings or any direct or indirect parent of the Issuers, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to such Person’s common stock registered on Form S-8;

(2) issuance to Holdings or any Restricted Subsidiary of Holdings; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means “Excluded Assets” as defined in the Security Agreement.

In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act and the Exchange Act (or any successor regulation) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of Holdings due to the fact that such Subsidiary’s securities secure the Securities, then the securities of such Subsidiary will not be subject to the Liens securing the Securities and will automatically be deemed not to be part of the Collateral but only to the extent necessary not to be subject to such requirement and only for so long as required to not be subject to the requirement. In the event that Rule 3-16 of Regulation S-X under the Securities Act and the Exchange Act (or any successor regulation) is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) such Subsidiary’s securities to secure the Securities in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary will automatically be deemed to be a part of the Collateral but only to the extent permitted to not be subject to any such financial statement requirement. Except for equity interests and certain other assets of certain of our Subsidiaries, to the extent any Senior Obligations (other than the Securities) are secured by any assets of any Note Guarantor or any Issuer, the Second Lien Note Obligations shall be secured by such assets.

In addition, with respect to any Foreign Subsidiary, Excluded Assets will consist of those types of assets customarily excluded as security for bank loans in non-U.S. jurisdictions as determined by the Credit Agreement Collateral Agent to the extent not inconsistent with such determination under the Credit Agreement.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents received by or contributed to the Issuers or the Note Guarantors after the Issue Date from:

(1) contributions to its common or preferred equity capital, and

(2) the sale (other than to Holdings or a Restricted Subsidiary or management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings or any direct or indirect parent, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuers, the proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Existing Notes” means the Medium Term Notes to the extent outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuers or Holdings).

“Fixed Charge Coverage Ratio” means, with respect to Holdings and its Restricted Subsidiaries for any period, the ratio of EBITDA of Holdings and its Restricted Subsidiaries for such period to the Fixed Charges of Holdings and its Restricted Subsidiaries for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (referred to in this definition as the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers (including the Transactions), consolidations and discontinued operations (as determined in accordance with IFRS-EU), in each case with respect to an operating unit of a business, and operational changes, that Holdings or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each referred to in this definition as a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers (including the Transactions), consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became Holdings or a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation, or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers to the extent consistent with Regulation S-X or are otherwise reasonably identifiable and factually supportable, including the amount of cost savings and operating expense reductions for which specified actions are taken or committed to be taken within 12 months after the closing date of such pro forma event and have been realized or are expected to be realized within 12 months after the closing date of such pro forma event (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period as if such cost savings and operating expense reductions were realized during the entirety of such period) relating to such pro forma event, net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by the chief financial officer of the Issuers shall be delivered to the Trustee certifying that and setting forth in detail (x) such cost savings and operating expense reductions are reasonably expected and factually supportable in the good faith judgment of the Issuers, (y) such actions are to be taken within 12 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings and expense reductions, (B) no cost savings or operating expense reductions shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) the aggregate amount of cost savings and operating expense reductions added pursuant to this definition in any period of four consecutive fiscal quarters shall not exceed (1) with respect to any individual acquisition or disposition, 10% of the EBITDA attributable to such acquired or disposed entity or assets for such period of four consecutive fiscal quarters and (2) for all other initiatives that do not result from acquisitions or dispositions, 10% of EBITDA (prior to giving effect to this definition) in the aggregate for any period of four consecutive fiscal quarters and (D) projected amounts (and not yet realized) may no longer be added in calculating EBITDA pursuant to this definition to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings and operating expense reductions.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS-EU. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity Swap Agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holdings” means Pinafore Holdings B.V. and its successors.

“IFRS-EU” means International Financial Reporting Standards as endorsed by the European Union, as in effect from time to time; provided, however, that if Holdings notifies the Trustee in writing that Holdings (i) has elected to report under generally accepted accounting principles in, initially, the United States of America, as in effect from time to time (“GAAP”),

“IFRS-EU” shall mean generally accepted accounting principles pursuant to GAAP (provided that after such election, Holdings cannot elect to report under International Financial Reporting Standards) or (ii) requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Issue Date in IFRS-EU or in the application thereof on the operation of such provision (or if the Trustee notifies Holdings that the Holders of a majority of the principal amount of the notes outstanding request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS-EU or in the application thereof, then such provision shall be interpreted on the basis of IFRS-EU as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and the Trustee, the Holders and Holdings shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in IFRS-EU (subject to the approval of the Holders of a majority of the principal amount of the notes); provided, further, that if reasonably requested by the Trustee, Holdings shall provide to the Trustee and the Holders financial statements and other documents setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such conversion to GAAP or change in IFRS-EU.

“Incur” means, with respect to any Indebtedness, issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with IFRS-EU, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS-EU;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that (a) Contingent Obligations Incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Financings, (c) COLI Loans, (d) the Loan Notes and (e) Obligations associated with other post-employment benefits and pension plans shall be deemed not to constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of Holdings, its direct or indirect parent or the Issuers, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency,

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS-EU to be classified on the balance sheet of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the applicable Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) Holdings’ “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuers.

“Issue Date” means September 29, 2010.

“Loan Note Alternative” means the option made available to Holders of Target Shares, subject to the terms and conditions set out in the Scheme Document, to elect to receive Loan Notes in place of the cash consideration otherwise payable.

“Loan Note Escrow Account” means an escrow or security account held at an institution reasonably acceptable to the Credit Agreement Collateral Agent provided for under an escrow and security agreement in form and substance reasonably satisfactory to the Credit Agreement Collateral Agent which will provide, among other things, that (i) so long as any Loan Notes are outstanding, release of funds from the Loan Note Escrow Account and any interest accrued thereon shall be only for the purposes of the payment of principal and interest on the Loan Notes and, in the event of either a substitution of the issuer of the Loan Notes or the exchange of the existing Loan Notes for Loan Notes of any new issuer, in each case in accordance with the terms of the Loan Note Instrument, the deposit of all funds in such Loan Note Escrow Account into a new Loan Note Escrow Account and (ii) in each interest period for the Loan Notes, the interest accruing on the funds in the Loan Note Escrow Account shall be sufficient to pay in full the interest accruing on the Loan Notes during such interest period.

“Loan Note Instrument” means the agreed form instrument constituting the Loan Notes and any certificates evidencing issued Loan Notes, each substantially in the form reasonably acceptable to the Credit Agreement Collateral Agent (or any substituted or exchange instrument that may be executed in accordance with the terms of the original Loan Note Instrument; provided that the terms and conditions of such substituted or exchange instrument are not materially less favorable to the Holders of the Securities, taken as a whole, than the terms and conditions of the original Loan Note Instrument).

“Loan Notes” means the loan notes to be issued pursuant to the Loan Note Instrument by Pinafore Acquisitions Limited (or any substituted or new issuer in accordance with the terms of the Loan Note Instrument) to electing Holders of the Target Shares under the Loan Note Alternative in an aggregate principal amount not to exceed £50,000,000.

“Management Agreement” means one or more Management Services Agreements, dated on or about the Issue Date between Holdings or any of its Affiliates and the Sponsor, or any successor agreement between the Issuers, or Holdings or any of its Affiliates and the Sponsor, as may be amended, supplemented or otherwise modified from time to time; provided that such amendments, supplements or modifications are not materially adverse to the note Holders as determined in good faith by the Issuers.

“Management Investor” means any Person who is a director, officer or otherwise a member of management of Holdings, any of the Restricted Subsidiaries or any of its direct or indirect parent companies on the Issue Date immediately after giving effect to the Transactions.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” shall mean a deed of trust, trust deed, hypothec or mortgage (or equivalent) made by an Issuer or Note Guarantor in favor or for the benefit of the Collateral Agent on behalf of the Trustee and the Holders of the Securities creating and evidencing a lien on a Mortgaged Property and any other deed of trust, trust deed, hypothec or mortgage (or equivalent) executed and delivered pursuant to the Indenture or the Collateral Documents.

“Mortgaged Property” shall mean each parcel of real property which, pursuant to the terms of the Credit Agreement, is or is required to be subject to a deed of trust, trust deed, hypothec or mortgage securing the Credit Agreement.

“Net Cash Proceeds” means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuers as a reserve in accordance with IFRS-EU against any liabilities associated with the asset disposed of in such transaction and retained by the Issuers after such sale or other disposition thereof, including, without limitation, pension and other post-

employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with IFRS-EU and before any reduction in respect of Preferred Stock dividends.

“Note Guarantee” means a guarantee of the Securities pursuant to this Indenture.

“Note Guarantor” means any Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person ceases to be a Note Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee, the Collateral Agent and other third parties other than the Holders of the Securities.

“Offering Memorandum” means the offering memorandum relating to the offering of the Original Securities dated September 21, 2010.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Controller, the Treasurer, the Assistant Treasurer or the Secretary or Assistant Secretary of the Issuers.

“Officer’s Certificate” means a certificate signed on behalf of both Issuers by any one Officer of either of the Issuers, who must be the principal executive officer, the principal financial officer, the treasurer, general counsel, secretary, assistant secretary, vice president or the principal accounting officer of one of the Issuers that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuers or any affiliate of the Issuers.

“Paying Agent” means an office or agency maintained by the Issuers pursuant to the terms of the Indenture, where Securities may be presented for payment.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Holders” means (i) the Sponsor, (ii) the Management Investors, (iii) any Person that has no material assets other than the Capital Stock of Holdings and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clauses (i) or (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (referred to in this definition as a “Permitted Holder Group”), so long as no Person or other “group” (other than a Permitted Holder specified in clause (i) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in Holdings (including the Securities) or any Restricted Subsidiary of Holdings;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of Holdings, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date and (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended;

(6) advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;

(7) any Investment acquired by Holdings or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.03(b)(x);

(9) additional Investments by Holdings or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed $100.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding;

(10) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(11) Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b) (except transactions described in clauses (ii), (iv), (v), (viii)(B), (xxii), (xxiii) and (xxiv) of such Section);

(13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) guarantees issued in accordance with Sections 4.03 and 4.10;

(15) any Investment by Restricted Subsidiaries of Holdings in other Restricted Subsidiaries of Holdings and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of Holdings;

(16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(18) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06;

(19) Investments in joint ventures of Holdings or any of its Restricted Subsidiaries existing on the Issue Date and additional Investments in joint ventures in an aggregate amount not to exceed $100.0 million at any one time outstanding;

(20) Investments constituting COLI Loans; and

(21) Investments of a Restricted Subsidiary of Holdings acquired after the Issue Date or of an entity merged into or consolidated with a Restricted Subsidiary of Holdings in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

“Permitted Liens” means with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by IFRS-EU and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(3) Liens for taxes, assessments or other governmental charges (i) which are not yet due or payable or (ii) which are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and for which adequate reserves are being maintained to the extent required by IFRS-EU;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clauses (i), (iv) or (xix) of Section 4.03(b); provided that, (x) in the case of clause (iv), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof; and (y) in the case of clause (xix), such Lien does not extend to the property or assets (or income or profits therefrom) of any Restricted Subsidiary other than a Foreign Subsidiary that is not a Note Guarantor;

(7) Liens existing on the Issue Date;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuers or any Restricted Subsidiary of the Issuers;

(9) Liens on assets or on property at the time Holdings or a Restricted Subsidiary of Holdings acquired the assets or property, including any acquisition by means of a merger or consolidation with or into Holdings or any Restricted Subsidiary of Holdings; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by Holdings or any Restricted Subsidiary of Holdings;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary of Holdings permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuers or any Note Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure cash management services (and other “bank products”), owed to a lender or an affiliate thereof at the time when entered into, under the Credit Agreement in the ordinary course of business;

(23) Liens on equipment of Holdings or any Restricted Subsidiary of Holdings granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;

(24) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(25) other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed $150.0 million at any one time outstanding;

(26) Liens on equipment of Holdings or any Restricted Subsidiary of Holdings granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;

(27) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(28) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(29) Liens securing the Second Lien Note Obligations;

(30) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;

(31) Liens associated with COLI Loans;

(32) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.03 in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 3.25 to 1.00; provided that such Liens are subject to the Second Lien Intercreditor Agreement on a pari passu or junior lien basis with the Securities;

(33) Liens on receivable and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business; and

(34) Liens on the Loan Note Escrow Account securing obligations of Holdings or any of its Restricted Subsidiaries under the Loan Notes.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.

“Post-Closing Collateral Date” means the date that is (x) with respect to any personal property located in the United States and Canada, 60 days following the Issue Date and (y) with respect to any personal property located outside the United States and Canada or any real property, 90 days following the Issue Date, or in each case such longer period of time to the extent such longer period has been agreed to by the Credit Agreement Collateral Agent with respect to the Credit Agreement in writing.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or redemptions upon liquidation, dissolution or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of Holdings shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuers), and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuers) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Holdings or any Restricted Subsidiary of Holdings (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Receivables Financing.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuers or any parent of the Issuers as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of Holdings (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Holdings in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuers (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither Holdings nor any other Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms which the Issuers reasonably believe to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuers, and

(c) to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuers giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time any direct or indirect Subsidiary of Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Sale/Leaseback Transaction” means an arrangement relating to assets or property now owned or hereafter acquired by the Person whereby the Issuers or a Restricted Subsidiary transfers such assets or property to a Person and the Issuers or such Restricted Subsidiary leases it from such Person, other than leases between the Issuers and a Restricted Subsidiary of the Issuers or between Restricted Subsidiaries of the Issuers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to the rating agency business thereof.

“Scheme” means a scheme of arrangement made pursuant to Part 26 of the Companies Act in relation to the cancellation of the entire issued share capital of Tomkins plc and the subsequent issue of new shares in the Tomkins plc to the Issuers as contemplated by the press release made by or on behalf of the Issuers announcing the terms of the Scheme.

“Scheme Document” means the scheme document to be issued by Tomkins plc to its shareholders in respect of the Scheme on substantially the same terms, other than with respect to the Loan Notes, as set forth in the Scheme Press Release.

“Scheme Press Release” means the press release made by or on behalf of Holdings announcing the terms of the Scheme.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Collateral Documents” means the Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Second Lien Note Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the Second Lien Note Obligations.

“Second Lien Intercreditor Agreement” means the junior lien intercreditor agreement dated as of July 27, 2010, among the Issuers, Citibank, N.A. as senior representative for the credit agreement secured parties, Bank of America, N.A. as initial second priority representative and each additional authorized representative for time to time party thereto, as amended and restated on September 21, 2010, as further amended and restated on the Issue Date, as further amended, restated, amended and restated, extended, supplemented or otherwise modified in accordance with its terms.

“Second Lien Note Obligations” means any obligations in respect of the Original Securities, this Indenture and the Second Lien Collateral Documents, including, for the avoidance of doubt, obligations in respect of exchange Securities and guarantees thereof.

“Second Lien Obligations” means, collectively, (a) the Second Lien Note Obligations and (b) any Series of Additional Second Lien Obligations.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the U.S. Second Lien Notes Security Agreement dated as of the Issue Date by and among the Collateral Agent, Holdings and certain of its Subsidiaries, as the same may be amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Obligations” means, collectively, (a) all Credit Agreement Obligations and (b) any Series of Additional Senior Obligations.

“Series “ means (a) with respect to the Second Lien Obligations, each of (i) the Second Lien Note Obligations and (ii) the Additional Second Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Second Lien Intercreditor Agreement by a Representative (as defined in the Second Lien Intercreditor Agreement) (in its capacity as such for such Additional Second Lien Obligations) and (b) with respect to the Senior Obligation, each of (i) the Credit Agreement Obligations and (ii) the Additional Senior Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Second Lien Intercreditor Agreement by a Representative (in its capacity as such for such Additional Senior Obligation).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under the Securities Act.

“Similar Business” means any business engaged in by Holdings or any Restricted Subsidiaries of Holdings on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and the Restricted Subsidiaries are engaged on the Issue Date.

“Sponsor” means (1) Onex Partners, (2) Canada Pension Plan Investment Board and/or (3) one or more investment funds advised, managed or controlled by Onex Partners or Canada Pension Plan Investment Board and, in each case (whether individually or as a group) their Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary of Holdings which Holdings has determined in good faith to be customary in a Receivables

Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to an Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Securities or which is secured on a subordinated basis to any Second Lien Obligations of such Issuer, and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee or which is secured on a subordinated basis to any Second Lien Obligations of such Note Guarantor.

“Subsidiary” means, with respect to any Person (1) any corporation, partnership, limited liability company, unlimited liability company, association, joint venture or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons whether directors, managers, trustees or other Persons performing similar functions having the power to direct or cause the direction of the management and policies thereof at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with IFRS-EU.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including, for the avoidance of doubt, resin), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuers or any of the Subsidiaries shall be a Swap Agreement.

“Target Shares” means all the issued and unconditionally allotted share capital in Tomkins plc and any further shares in the capital of Tomkins plc which may be issued or unconditionally allotted pursuant to the exercise of any outstanding subscription or conversion rights or otherwise together with all related rights.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as amended.

“Total Assets” means the total consolidated assets of Holdings and the Restricted Subsidiaries of Holdings, as shown on the most recent consolidated balance sheet of Holdings and its Restricted Subsidiaries.

“Transactions” means, collectively, the Scheme and the other transactions contemplated in the Offering Memorandum as of the date hereof.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2014; provided, however, that if the period from such redemption date to October 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Client Services Department (or any successor unit or department) of the Trustee assigned to the corporate trust office of the Trustee and responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuers may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings but excluding Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuers or any of their Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of the Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuers could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for Holdings and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuers giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government

Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“60 Day Post-Closing Period”	11.01(a)
“Agent Members”	Appendix A
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(b)
“Bankruptcy Law”	6.01
“Clearstream”	Appendix A
“Change of Control Offer”	4.08(b)
“covenant defeasance option”	8.01
“Covenant Suspension Event”	4.13(a)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Exchange Securities”	Preamble
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	11.01(a)

Term	Defined in Section

“IAI”	Appendix A
“incorporated provision”	12.01
“Initial Purchasers”	Appendix A
“Initial Securities”	Preamble
“legal defeasance option”	8.01
“Mortgage Policies”	10.08(c)(ii)
“Notice of Default”	6.01
“Offer Period”	4.06(d)
“Original Securities”	Preamble
“Paying Agent”	2.04(a)
“Permitted Debt”	4.03(b)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(xiv)
“Refunding Capital Stock”	4.04(b)(ii)(A)
“Registration Rights Agreement”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Securities”	Appendix A
“Restricted Payment”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Retired Capital Stock”	4.04(b)(ii)(A)
“Reversion Date”	4.13(b)
“Rule 3-10”	12.02(b)(vi)
“Rule 3-10 Limitation”	12.02(b)(vi)
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Specified Merger/Transfer Transaction”	5.01(a)
“Successor Company”	5.01(a)(i)
“Suspended Covenants”	4.13(a)
“Suspension Period”	4.13(b)
“Transfer Restricted Definitive Securities”	Appendix A
“Transfer Restricted Global Securities”	Appendix A

Term	Defined in Section

“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Note Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuers, the Note Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS-EU;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with IFRS-EU;

(g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with IFRS-EU;

(i) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(j) whenever in this Indenture or in any Security there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof; and

(k) for any periods or dates which the Issuers do not have historical financial statements available, it shall be entitled to use and rely on the financial statements of its predecessor or successor (as the case may be).

ARTICLE 2

THE SECURITIES

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $1,150,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

The Issuers may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.06(g), 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuers and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

(3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

(4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

(5) if applicable, that such Additional Securities that are not Transfer Restricted Definitive Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Issuers, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities and the Trustee’s certificate of authentication, and any Additional Securities (if issued as Transfer Restricted Definitive Securities) and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee’s certificate of authentication, and any Additional Securities issued other than as Transfer Restricted Definitive Securities and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each of the Issuers (an “Authentication Order”) (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $1,150,000,000, (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Securities for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial

Securities exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such Authentication Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and any integral multiples of $1,000 in excess thereof, whether such Additional Securities are of the same or a different series than the Original Securities.

One Officer of each Issuer shall sign the Securities for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent.

(a) The Issuers shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the United States where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

(b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Holdings or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Security, the Issuers shall deposit with each Paying Agent (or if Holdings or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If Holdings or a Wholly Owned Subsidiary of Holdings acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. During the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate Securities at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Prior to the due presentation for registration of transfer of any Security, the Issuers, the Note Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Note Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuers, to protect the Issuers, the Trustee, a Paying Agent and the Registrar, from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee upon receipt of an Authentication Order shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and upon receipt of an Authentication Order the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver copies of canceled Securities to the Issuers pursuant to written direction by an Officer of any one of the Issuers. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers; provided, further, that if any Additional Securities or Exchange Securities are not fungible with the Original Securities for U.S. federal income tax purposes, such Additional Securities or Exchange Securities will have a separate CUSIP number. The Issuer shall advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Specified Percentage of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.

SECTION 2.15. No Listing of the Securities. The Securities shall not be quoted, listed or dealt in or on any exchange or over-the-counter market (including the PORTAL Market).

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture (including the optional redemption provisions of paragraph 5 of the applicable Security), shall be made in accordance with such provision and this Article 3.

SECTION 3.03. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the applicable Security, it shall notify the Trustee in writing of (i) the particular part of Paragraph 5 of the Security pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuers shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the applicable Security, unless a shorter period is acceptable to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, pro rata or by lot or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that the Trustee shall not select Securities for redemption which would result in a Holder of Securities with a principal amount of Securities less than the minimum denomination. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05. Notice of Optional Redemption.

(a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the applicable Security, the Issuers shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed to such Holder’s registered address or otherwise in accordance with the procedures of the Depository; provided that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction or discharge of this Indenture or defeasance of the Notes pursuant to the Indenture.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of a Paying Agent;

(iv) that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if applicable) and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Issuers default in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

In addition, any such redemption may be subject to satisfaction of one or more conditions precedent, provided that in such case, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

(b) At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice. In such event, the Issuers shall provide the Trustee in writing with the information required by this Section 3.05.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.05). Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if Holdings or a Wholly Owned Subsidiary of Holdings is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate for the Holder (at the Issuers’ expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if by 10:00 a.m. New York City time on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports and Other Information. Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),

(a) within 90 days after the end of each fiscal year (or such longer period as may be permitted by the SEC if Holdings were then subject to such SEC reporting requirements as a non-accelerated filer), the information included in annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form) including, without limitation, a management’s discussion and analysis of financial information,

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the SEC if Holdings were then subject to such SEC reporting requirements as a non-accelerated filer), the information included in quarterly reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form) including, without limitation, a management’s discussion and analysis of financial information, and

(c) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), such other reports on Form 8-K (or any successor or comparable form);

provided, however, that Holdings shall not be so obligated to file such reports with the SEC prior to the date that it files a registration statement with the SEC, or in the event that the SEC does not permit such filing, in which event Holdings shall put such information on its website, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time Holdings would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; provided, further, that until such time as Holdings is subject to Section 13 or 15(d) of the Exchange Act: such reports shall not be required to contain any exhibit, or comply with (i) Item 10(e) of Regulation S-K promulgated by the SEC, (ii) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC; and (b) such reports shall not be required to contain the separate financial statements contemplated by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC. In addition, annual and quarterly reports provided pursuant to clauses (1) and (2) above shall include in footnote form, condensed consolidating financial information together with the with separate columns for: (i) Holdings; (ii) the Issuers; (iii) Note Guarantors (other than Holdings) on a combined basis; and (iv) any other Subsidiaries of Holdings on a combined basis; (v) consolidating adjustments; and (vi) the total consolidated amounts.

In addition, Holdings will make such information available to prospective investors upon request. In addition, Holdings has agreed that, for so long as any Securities remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders of the Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, Holdings will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Securities if Holdings has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the Securities or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, if such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in this Section 4.02.

Holdings will also hold quarterly conference calls for the Holders of the Securities to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of Holdings and not later than ten Business Days from the time that Holdings distributes the financial information as set forth in clauses (a) or (b) of this Section 4.02, as applicable. No fewer than two days prior to the conference call, Holdings shall post to their website the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call

In the event that any direct or indirect parent of Holdings is or becomes a Note Guarantor, the Indenture will permit Holdings to satisfy their obligations in this covenant with respect to financial information relating to Holdings by furnishing financial information relating to such direct or indirect parent.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Holdings’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7) on Officer’s Certificates).

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)(i) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) Holdings shall not permit any of its Restricted Subsidiaries of Holdings to issue any shares of Preferred Stock; provided, however, that Holdings and any Restricted Subsidiary of Holdings may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Issuers and any Restricted Subsidiary that is a Note Guarantor may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Note Guarantors shall not exceed $100.0 million at any one time outstanding pursuant to this Section 4.03(a) and Section 4.03(b)(xxi) at such time.

(b) The limitations set forth in Section 4.03(a) shall not apply to (collectively, “Permitted Debt”):

(i) the Incurrence by Holdings or its Restricted Subsidiaries of Indebtedness under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed $2,700.0 million outstanding at any one time, less (i) the amount of all permanent reductions of Indebtedness thereunder as a result of principal payments actually made with Net Cash Proceeds from Asset Sales and (ii) the aggregate principal amount of Indebtedness Incurred and outstanding pursuant to a Qualified Receivables Financing;

(ii) the Incurrence by the Issuers and the Note Guarantors of Indebtedness represented by the Original Securities and the Note Guarantees, as applicable (and any Exchange Securities and guarantees thereof);

(iii) Indebtedness and Preferred Stock existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) Indebtedness (including without limitation Capitalized Lease Obligations, mortgage financings or purchase money obligations) Incurred by Holdings or any of its Restricted Subsidiaries, Disqualified Stock issued by Holdings or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of Holdings to finance, all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed capital assets used or useful in the business of Holdings or its Restricted Subsidiaries or in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount, including all Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (iv), not to exceed $150.0 million at the time of Incurrence, at any one time outstanding;

(v) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vi) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary of Holdings providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Issuers in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) [Intentionally Omitted];

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to

Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(ix) Indebtedness or Disqualified Stock of Holdings or a Restricted Subsidiary to another Restricted Subsidiary or to Holdings; provided that if an Issuer or a Note Guarantor Incurs such Indebtedness or issues such Disqualified Stock to a Restricted Subsidiary that is not an Issuer or a Note Guarantor such Indebtedness or Disqualified Stock, as applicable, is subordinated in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness or Disqualified Stock, as applicable, ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock, as applicable (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or Disqualified Stock, as applicable;

(x) Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(xii) Indebtedness or Disqualified Stock of Holdings, the Issuers or any other Note Guarantor and Preferred Stock of the Issuers or any Note Guarantor that is a Restricted Subsidiary of Holdings in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of 4.0% of Total Assets of Holdings and its Restricted Subsidiaries and $150.0 million at any one time outstanding;

(xiii) any guarantee by Holdings or its Restricted Subsidiary of Indebtedness or other obligations of Holdings or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by Holdings or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantor’s Note Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Note Guarantee of such Restricted Subsidiary, as applicable;

(xiv) the Incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of Holdings that serves to refund, refinance, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under Section 4.03(a) and clauses (ii), (iii), (xiv), (xvii), (xix), (xx) and (xxi) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums, fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(2) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(3) to the extent such Refinancing Indebtedness refinances (x) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (y) the amount of premium, fees and expenses Incurred in connection with such refinancing; and

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of Holdings that is not an Issuer or a Note Guarantor that refinances Indebtedness of an Issuer or a Note Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xvi) Indebtedness of Holdings or any Restricted Subsidiary of Holdings supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xvii) Contribution Indebtedness;

(xviii) Indebtedness of Holdings or any Restricted Subsidiary of Holdings consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business

(xix) Indebtedness of Foreign Subsidiaries of Holdings that are not Note Guarantors in an aggregate amount not to exceed $200.0 million at any one time outstanding;

(xx) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Holdings or any Restricted Subsidiary of Holdings other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xxi)(x) Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or any Restricted Subsidiary of Holdings incurred to finance an acquisition or (y) Acquired Indebtedness of the Issuers or any Restricted Subsidiary of Holdings; provided that, in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, either (a) Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (b) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would not be less than immediately prior to such transactions; provided, however, that on a pro forma basis, together with amounts incurred or issued and outstanding pursuant to Section 4.03(a), no more than $100.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred or issued by a Restricted Subsidiary of Holdings that is not a Note Guarantor pursuant to this Section 4.03(b)(xxi) shall be incurred or issued and outstanding;

(xxii) Indebtedness incurred by the Issuers or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities; and

(xxiii) Note Guarantees (a) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments permitted under this Indenture.

(c) For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in their sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (i) of Section 4.03(b) and the Issuers shall not be permitted to reclassify all or any portion of such Indebtedness. Accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Note Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

SECTION 4.04. Limitation on Restricted Payments.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving Holdings (other than dividends, payments or distributions (A) payable solely in Equity Interests (other than Disqualified Stock) of Holdings or to Holdings and its Restricted Subsidiaries; or (B) by a Restricted Subsidiary or Holdings so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (ix) of Section 4.03(b)); or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, Holdings could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to Refunding Capital Stock), (vi), (viii), (xiii)(B), (xvi) and (xxiii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

(A) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from January 1, 2011 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by Holdings after the Issue Date from the issue or sale of Equity Interests of Holdings or any direct or indirect parent of Holdings (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries), plus

(C) 100% of the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and the Cash Contribution Amount), plus

(D) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of Holdings or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to Holdings or another

Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in Holdings or any direct or indirect parent of Holdings (other than Disqualified Stock), plus

(E) 100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by Holdings or any Restricted Subsidiary from:

(I) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and its Restricted Subsidiaries by any Person (other than Holdings or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b)),

(II) the sale (other than to Holdings or a Restricted Subsidiary of Holdings) of the Capital Stock of an Unrestricted Subsidiary, or

(III) any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income), plus

(F) in the event any Unrestricted Subsidiary of Holdings has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings, in each case after the Issue Date, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of Holdings in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b) or constituted a Permitted Investment).

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(ii)(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of Holdings or any direct or indirect parent of Holdings or any Note Guarantor or Subordinated Indebtedness of Holdings or any Note

Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to Holdings or any Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of an Issuer or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or any Note Guarantor that is Incurred in accordance with Section 4.03 so long as:

(A) the principal amount of such new Indebtedness does not exceed the principal amount (or accredited value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees and expenses Incurred in connection therewith);

(B) such Indebtedness is subordinated to the Securities or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(C) such Indebtedness has a final scheduled maturity date no earlier than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(D) such Indebtedness has a Weighted Average Life to Maturity that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv) the purchase, retirement, redemption or other acquisition (or dividends to Holdings or any other direct or indirect parent of Holdings to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director or consultant of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings or their estates or for the beneficiaries of such estates pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $20.0 million in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by Holdings or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to members of management, directors or consultants of Holdings and its Restricted Subsidiaries or Holdings or any other direct or indirect parent of Holdings that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B) the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) and its Restricted Subsidiaries after the Issue Date;

(provided that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year); in addition, cancellation of Indebtedness owing to the Issuers from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuers or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuers from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions under this Indenture;

(v) the declaration and payment of dividends or distributions to Holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries and Preferred Stock of any of its Restricted Subsidiaries issued or Incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions to Holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to Holdings or any direct or indirect parent of Holdings, the proceeds of which will be used to fund the payment of dividends to Holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would have been at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by Holdings from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $100.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding;

(viii) the payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent of Holdings to fund the payment by any direct or indirect parent of Holdings of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by Holdings from any public offering of common stock or contributed to Holdings or any direct or indirect parent of Holdings from any public offering of common stock;

(ix) Restricted Payments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed $150.0 million at any one time outstanding;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary of Holdings by, Unrestricted Subsidiaries;

(xii) the payment of any dividends or other distributions to any direct or indirect equity holder of Holdings, the Issuers or a Restricted Subsidiary in amounts required for such equity holder to pay U.S. federal, state, foreign or local income taxes (as the case may be) imposed directly on such equity holder to the extent such income taxes are attributable to the income of Holdings, the Issuers or such Restricted Subsidiary, as the case may be, by virtue of Holdings, the Issuers or Restricted Subsidiary being either a pass-through entity for tax purposes or a member of a consolidated or combined tax group of which Holdings, the Issuers or such Restricted Subsidiary is a member; provided, that in each case the amount of such payments in respect of any tax year does not exceed the amount that Holdings, the Issuers or Restricted Subsidiary, as the case may be, would have been required to pay in respect of U.S. federal, state, foreign or local taxes (as the case may be) for such year had Holdings, the Issuers or such Restricted Subsidiary paid such taxes as a stand-alone taxpayer (or stand-alone group) (reduced by any such taxes paid directly by Holdings, the Issuers or such Restricted Subsidiary;

(xiii) the payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent, in the amount required for such entity to, if applicable:

(A) pay amounts equal to the amounts required for any direct or indirect parent of Holdings to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings or any direct or indirect parent of Holdings, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of Holdings, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of Holdings, if applicable, and its Subsidiaries; and

(B) pay, if applicable, amounts equal to amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings or any of its Restricted Subsidiaries Incurred in accordance with Section 4.03; and

(C) pay fees and expenses Incurred by Holdings or any direct or indirect parent, other than to Affiliates of Holdings, related to any unsuccessful equity or debt offering of such parent; and

(D) payments to the Sponsor (a) pursuant to the Management Agreement or any amendment thereto (so long as such amendment is not less advantageous to the Holders of the Securities in any material respect than the Management Agreement) or (b) for any other financial advisory, financing, underwriting or placement services in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case to the extent permitted under Section 4.07(b)(xxi) and (xxii).

(xiv)(i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or employee to pay for the taxes payable by such director or employee upon such grant or award;

(xv) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvi) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of Holdings and its Restricted Subsidiaries pursuant to provisions similar to those described under Section 4.06 and Section 4.08; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Securities as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(xvii) any joint venture may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements to Holders of its Equity Interests;

(xviii) any Restricted Payments made in connection with the consummation of the Transactions;

(xix) Restricted Payments made after the Issue Date to repurchase or redeem any Existing Notes not tendered in connection with the Transactions;

(xx) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer;

(xxi) Holdings or any of its Restricted Subsidiaries may make Restricted Payments from funds held in the Loan Note Escrow Account to the Holders of the Loan Notes in accordance with the terms of the Loan Notes Instrument; and

(xxii) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Issuer provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (viii), (x), (xi) and (xvi) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) Holdings shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d) For purposes of this Section 4.04, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuers may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries;

(b) make loans or advances to Holdings or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect or entered into or existing on the Issue Date, including pursuant to the Credit Agreement and the other documents relating to the Transactions;

(2) this Indenture, the Securities and any Exchange Securities and guarantees thereof;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions in joint venture agreements, operating or other similar agreements, asset sale agreements and stock sale agreements in connection with the entering into of such transaction in the ordinary course of business;

(8) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(9) customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(10) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(11) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of Holdings that is Incurred subsequent to the Issue Date pursuant to Section 4.03; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payment on the Securities (as determined by the Issuers in good faith);

(12) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

(13) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuers or any Restricted Subsidiary thereof in any manner material to the Issuers or any Restricted Subsidiary thereof;

(14) existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(15) contractual encumbrances or restrictions under the COLI Loans;

(16) restrictions contained in the Loan Notes Instrument; and

(17) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary of Holdings to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Asset Sales.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(1) Holdings or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by Holdings) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary of Holdings (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies Holdings or such Restricted Subsidiary, as the case may be, from further liability;

(ii) any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii) any Designated Non-cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall each be deemed to be Cash Equivalents for the purposes of this Section 4.06.

(b) Within 365 days after Holdings or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary may apply the Net Cash Proceeds from such Asset Sale, at its option:

(i) to repay Indebtedness constituting Senior Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto),

(ii) to repay Indebtedness constituting Second Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of Second Lien Obligations other than the Second Lien Note Obligations and other than any capital markets debt securities require that such Second Lien Obligations are repaid with the Net Cash Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuers shall be entitled to repay such other Second Lien Obligations prior to repaying the Obligations under the Securities and (y) subject to the foregoing clause (x), if the Issuers or any Note

Guarantor shall so reduce Second Lien Obligations, the Issuers will equally and ratably reduce Obligations under the Securities through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes);

(iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), assets, or property or capital expenditures, in each case used or useful in a Similar Business;

(iv) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), properties or assets that replace the properties and assets that are the subject of such Asset Sale, or

(v) any combination of the foregoing.

provided that Holdings and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (iii) and (iv) of this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Issuers have entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in Replacement Assets or make a capital expenditure in compliance with the provision described in clauses (iii) and (iv) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period.

Pending the final application of any such Net Cash Proceeds, Holdings or such Restricted Subsidiary of the Issuers may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Cash Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the immediately preceding paragraph (it being understood that any portion of such Net Cash Proceeds used to make an offer to purchase Securities, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all Holders of Securities (and, at the option of the Issuers, to holders of any other Second Lien Obligations) (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such other Second Lien Obligations), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such other Second Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such other Second Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Second Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this

Indenture. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Securities (and such other Second Lien Obligations) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities (and such other Second Lien Obligations) surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Cash Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Issuers or a Wholly Owned Restricted Subsidiary is acting as a Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuers, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuers to the Trustee is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Issuers promptly after the expiration of the Offer Period for application in accordance with Section 4.06.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities (and such Second Lien Obligations) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Securities for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis or by lot or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $2,000 or less shall be purchased in part. Selection of such Second Lien Obligations will be made pursuant to the terms of such Second Lien Obligations.

(f) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, or sent electronically, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07. Transactions with Affiliates.

(a) Holdings shall not, and shall not permit any Restricted Subsidiaries of Holdings to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $15.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuers deliver to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuers or any direct or indirect parent of the Issuers, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) (A) transactions between or among Holdings and/or any of the Restricted Subsidiaries of Holdings (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (B) any merger or consolidation of Holdings or any direct parent company of Holdings; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) (x) Restricted Payments permitted by Section 4.04 and (y) Permitted Investments;

(iii) the payment of reasonable and customary fees and reimbursements paid to, and indemnity and similar arrangements provided on behalf of, officers, directors, employees or consultants of Holdings or any Restricted Subsidiary or any direct or indirect parent of Holdings;

(iv) transactions in which Holdings or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v) payments or loans (or cancellation of loans, advances or guarantees) or advances to employees or consultants or guarantees in respect thereof for bona fide business purposes in the ordinary course of business;

(vi) any agreement as in effect as of the Issue Date or any transaction contemplated thereby;

(vii) the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(viii)(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Holdings and the Restricted Subsidiaries of Holdings in the reasonable determination of Holdings, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(ix) any transaction effected as part of a Qualified Receivables Financing;

(x) the sale or issuance of Equity Interests (other than Disqualified Stock) of Holdings;

(xi) the payment of annual management, consulting, monitoring and advisory fees to the Sponsor pursuant to the Management Agreement to the Sponsor in an aggregate amount in any fiscal year not to exceed $5.0 million, plus all out-of-pocket reasonable expenses Incurred by the Sponsor or any of its Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to Holdings and its Restricted Subsidiaries;

(xii) payments by Holdings or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsor as in effect on the Issue Date or (y) approved by a majority of the Board of Directors of Holdings or any direct or indirect parent of Holdings in good faith;

(xiii) any contribution to the capital of Holdings or any Restricted Subsidiary;

(xiv) transactions permitted by, and complying with, the provisions of Section 5.01;

(xv) transactions between Holdings or any of its Restricted Subsidiaries and any Person, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent of Holdings, as the case may be, on any matter involving such other Person;

(xvi) pledges of Equity Interests of Unrestricted Subsidiaries;

(xvii) any employment agreements entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(xviii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of Holdings or of a Restricted Subsidiary of Holdings, as appropriate, in good faith;

(xix) the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 4.04(b)(xii);

(xx) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions;

(xxi) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Issuers or any of their Restricted Subsidiaries with current, former or future officers and employees of the Issuer, Holdings or any of their respective Restricted Subsidiaries and the payment of compensation to officers and employees of the Issuer, Holdings or any of their respective Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(xxii) transactions with a Person that is an Affiliate of the Issuers solely because the Issuers, directly or indirectly, own Equity Interests in, or control, such Person entered into in the ordinary course of business;

(xxiii) transactions pursuant to any contracts, instruments or other agreements or arrangements in each case as in effect on the date of the Indenture, and any transactions contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuers and their Restricted Subsidiaries at the time executed than the original agreement or arrangement as in effect on the date of the Indenture;

(xxiv) transactions with Affiliates solely in their capacity as Holders of Indebtedness or Equity Interests of the Issuers or any of their Subsidiaries, so long as such transaction is with all Holders of such class (and there are such non-Affiliate Holders) and such Affiliates are treated no more favorably than all other Holders of such class generally; and

(xxv) transactions in which the Issuers or any of their Restricted Subsidiaries, as the case may be, deliver to the trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuers or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a).

SECTION 4.08. Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities in accordance with Article 3 of this Indenture.

(b) Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuers shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee describing:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of the Holders of record on a record date to receive interest on the relevant interest payment date);

(ii) the transaction or transactions constitute a Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(iv) the instructions determined by the Issuers that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than two Business Days prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g) Prior to any Change of Control Offer, the Issuers shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuers to make such offer have been complied with.

(h) The Issuers shall comply, to the extent applicable, with the requirements of Rule14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

(i) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control.

SECTION 4.09. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or proposes to take with respect thereto. From the date on which this Indenture is qualified under the TIA, the Issuers also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10. Future Guarantors. Subject to the requirements to provide certain guarantees within the 60 Day Post-Closing Period, if Holdings acquires or creates any Restricted Subsidiary after the Issue Date (unless such Subsidiary is (i) a Foreign Subsidiary that is not a guarantor under the Credit Agreement nor any capital markets debt of an Issuer or Note Guarantor, (ii) a Receivables Subsidiary, (iii) an entity that would trigger a Rule 3-10 Limitation as reasonably determined by Holdings, or (iv) already a Note Guarantor) that guarantees any Indebtedness of Holdings, the Issuers or any other Note Guarantor, Holdings shall cause such Subsidiary, within 20 Business Days of the date that such Indebtedness has been guaranteed, (a) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will become a Note Guarantor under this Indenture and (b) (i) with respect to any Subsidiary (other than a Foreign Subsidiary), to become a party to the Security Agreement and (ii) with respect to a Foreign Subsidiary, (A) if any Credit Agreement is then outstanding, within the later of (1) 20 Business Days after entering into such supplemental indenture or (2) the time at which such Foreign Subsidiary becomes a party to the collateral documents relating to the Credit Agreement and (B) if no Credit Agreement is then outstanding, within 60 days after entering into such supplemental indenture become a party to any existing Collateral Documents or additional Collateral Documents as may be appropriate (in the reasonable determination of the Credit Agreement Collateral Agent, such determination not to be inconsistent with the determination made under the Credit Agreement, if any, or if there is no Credit Agreement Collateral Agent, in the reasonable determination of the Issuers) in the relevant jurisdiction and to execute and file all documents and instruments necessary to grant to the Collateral Agent a perfected lien on and security interest (or an equivalent requirement) in the Collateral of such Subsidiary to the extent practical and applicable (and, to the extent relevant, consistent with the Collateral Documents executed on the Issue Date or pursuant to Section 10.08 hereof) in the relevant jurisdiction in the reasonable determination of the Credit Agreement Collateral Agent, if any, or if there is no Credit Agreement Collateral Agent, in the reasonable determination of the Issuers, such determination not to be inconsistent with the determination made under the Credit Agreement, if any, or if there is no Credit Agreement Collateral Agent, in the reasonable determination of the Issuers).

SECTION 4.11. Liens. Holdings shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or property of Holdings or such Restricted Subsidiary.

SECTION 4.12. Maintenance of Office or Agency.

(a) The Issuers shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designates the corporate trust office of the Trustee or its agent, as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.13. Discharge and Suspension of Covenants.

(a) If on any date following the Issue Date (i) the Securities have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.10 and clause (iv) of Section 5.01(a) (collectively, the “Suspended Covenants”) shall no longer be applicable to such Securities.

(b) In the event that Holdings and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time pursuant to Section 4.13(a) (any such period, a “Suspension Period”), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade, then Holdings and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

(c) Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Cash Proceeds shall be reset at zero.

(d) In the event of any reinstatement of the Suspended Covenants pursuant to Section 4.13(b), no action taken or omitted to be taken by Holdings or any of its Restricted

Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to any Securities; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made shall be calculated as though Section 4.04 had been in effect prior to, but not during the Suspension Period, provided that no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period, and (2) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been Incurred or issued pursuant to clause (iii) of Section 4.03(b). In addition, for purposes of Section 4.07, all agreements and arrangements entered into by Holdings and any Restricted Subsidiary with an Affiliate of Holdings during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date and for purposes of Section 4.05, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section will be deemed to have been existing on the Issue Date.

(e) The Issuers shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on Holdings’ and its Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of any Covenant Suspension Event or Reversion Date.

SECTION 4.14. Maintenance of Insurance. Holdings and the Issuers shall maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons similarly situated, of such types and in such amounts (after giving effect to any self-insurance, in each case, as Holdings believes (in the good faith judgment of management of Holdings) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and the Issuers) as are customarily carried under similar circumstances by such other Persons.

Holdings and the Issuers shall use commercially reasonable efforts to ensure that that all such insurance with respect to any Collateral shall provide that no cancellation thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof and (ii) all insurance with respect to any Collateral shall name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) and loss payee (in the case of property insurance), as applicable.

SECTION 4.15. Further Assurances. The Issuers, Holdings and the Note Guarantors shall, promptly upon reasonable request by the Trustee or Collateral Agent, and subject to the limitations described in Section 4.16 and Section 10.08(c), (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Trustee or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to Section 10.08(c) or the Collateral Documents.

SECTION 4.16. Additional Collateral. Not later than ninety (90) days after the acquisition by the Issuers, Holdings or any Note Guarantor of real property which constitutes “Material Real Property” (as such term is defined in the Credit Agreement) as determined by the Issuers (acting reasonably and in good faith) (or such longer period as the Credit Agreement Collateral Agent may agree in writing in its sole discretion), which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a second-priority Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Note Guarantor to take, such actions as shall be necessary to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, Section 10.08(c) and to otherwise comply with the requirements of Section 10.08(c).

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Issuers May Merge or Transfer Assets.

(a) Neither of the Issuers shall consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not a corporation, a co-obligor of the Securities is a corporation organized or existing under such laws;

(ii) the Successor Company (if other than such Issuer) expressly assumes all the obligations of such Issuer under this Indenture, the Securities and the Collateral Documents pursuant to supplemental indentures or other documents or instruments;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction;

(v) if the Successor Company is other than such Issuer, each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than such Issuer) shall succeed to, and be substituted for, an Issuer under this Indenture, the Securities and the Collateral Documents, and in such event, the Issuer shall automatically be released and discharged from its obligations under this Indenture, the Securities and the Collateral Documents. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (a) an Issuer may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Holdings, the Issuers or to any Restricted Subsidiary, and (b) an Issuer may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuers in another state of the United States, the District of Columbia or any territory of the United States and (c) the Transactions may occur so long as the amount of Indebtedness of such Issuer and its Restricted Subsidiaries is not increased thereby (any transaction described in this sentence, a “Specified Merger/Transfer Transaction”).

(b) Subject to the provisions of Section 11.02(b) (which govern the release of a Note Guarantee upon the sale or disposition of Holdings or its Restricted Subsidiary (other than an Issuer) that is a Note Guarantor, each Note Guarantor shall not, and Holdings shall not permit any Note Guarantor to, consolidate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than the Transactions) unless:

(i) such sale or disposition or consolidation or merger is not in violation of Section 4.06;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor

Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

(iii) the Successor Guarantor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor shall succeed to, and be substituted for, such Note Guarantor under this Indenture and such Note Guarantor’s Note Guarantee, and such Note Guarantor will automatically be released and discharged from its obligations under this Indenture and such Note Guarantor’s Note Guarantee. Notwithstanding the foregoing, (1) a Note Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Note Guarantor is not increased thereby, (2) a Note Guarantor may merge or consolidate with another Note Guarantor or the Issuers, and (3) a Note Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Note Guarantor.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Issuers default in any payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days,

(b) the Issuers default in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c) Holdings or any of its Restricted Subsidiaries fails to comply with the provisions of Section 5.01 or the provisions described under Section 11.01 for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Securities outstanding,

(d) Holdings or any of its Restricted Subsidiaries fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in (a), (b), or (c) above) and such failure continues for 60 days after receipt of a related written Notice of Default as specified below,

(e) Holdings or any Significant Subsidiary of Holdings fails to pay any Indebtedness (other than Indebtedness owing to Holdings or its Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such

Indebtedness by the Holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent,

(f) Holdings or any Significant Subsidiary of Holdings pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdings or any Significant Subsidiary of Holdings in an involuntary case;

(ii) appoints a Custodian of Holdings or any Significant Subsidiary of Holdings or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Holdings or any Significant Subsidiary of Holdings;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days,

(h) Holdings or any Significant Subsidiary of Holdings fails to pay final and non-appealable judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed, or

(i) the Note Guarantee of a Significant Subsidiary of Holdings ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Note Guarantor denies or disaffirms its obligations under this Indenture or any Note Guarantee and such Default continues for 21 days after notice of such Default shall have been given to the Trustee,

(j) unless all of the Collateral has been released in accordance with the provisions of the Collateral Documents from the Liens granted thereunder, an Issuer shall assert or any Note Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of Holdings, Holdings fails to cause such Subsidiary to rescind such assertions within 30 days after Holdings has actual knowledge of such assertions, or

(k) the failure by an Issuer or any Note Guarantor to comply for 60 days after written notice with its other agreements contained in the Collateral Documents except for a failure that would not be material to the Holders of the Securities and would not materially affect the value of the Collateral taken as a whole.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (c), (d) or (k) above shall not constitute an Event of Default until the Trustee notifies the Issuers in writing or the Holders of at least 25% of the aggregate principal amount of the outstanding Securities notify the Issuers and the Trustee in writing of the Default and the Issuers do not cure such Default within the time specified in clauses (c), (d) or (k) above, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuers shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuers) occurs and is continuing, the Trustee by written notice to the Issuers or the Holders of at least 25% of the aggregate principal amount of outstanding Securities by written notice to the Issuers and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuers occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose the Issuers deliver an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Security or (b) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems reasonably necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuers or any Note Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. Subject to the terms of the Intercreditor Agreements and Collateral Documents, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 and the Collateral Agent due under Section 10.02;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuers or, to the extent the Trustee collects any amount for any Note Guarantor, to such Note Guarantor.

The Trustee, upon prior written notice to the Issuers and the Note Guarantors, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuers nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

SECTION 7.01. Duties of Trustee and Collateral Agent.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture.

(c) Neither the Trustee nor the Collateral Agent may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee or Collateral Agent was negligent in ascertaining the pertinent facts;

(iii) neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or Collateral Agent may agree in writing with the Issuers.

(f) Money held in trust by the Trustee or Collateral Agent need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and, from the date on which this Indenture is qualified under the TIA, to the provisions of the TIA.

SECTION 7.02. Rights of Trustee and Collateral Agent.

(a) The Trustee and Collateral Agent may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee and Collateral Agent need not investigate any fact or matter stated in the document.

(b) Before the Trustee or Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee and Collateral Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s or Collateral Agent’s conduct, as applicable, does not constitute willful misconduct or negligence.

(e) The Trustee and Collateral Agent each may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Neither the Trustee nor the Collateral Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee and Collateral Agent, in its discretion, may each make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee and Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, each of the Trustee and Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In the event the Issuers are required to pay Additional Interest, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Additional Interest no later than 15 days prior to the next interest payment date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(j) In no event shall the Trustee or the Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

SECTION 7.03. Individual Rights of Trustee and Collateral Agent. The Trustee and Collateral Agent each in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates with the same rights it would have if it were not Trustee or Collateral Agent. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee and Collateral Agent must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s and Collateral Agent’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Note Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. Neither the Trustee nor the Collateral Agent shall be charged with knowledge of any Default or Event of

Default under Sections 6.01(c), (d), (e), (f), (i), (j) or (k) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee or Collateral Agent shall have received written notice thereof in accordance with Section 12.02 from the Issuers, any Note Guarantor or any Holder.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Notes Register notice of the Default or Event of Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), interest or Additional Interest (if any) on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to the Holders. From the date on which this Indenture is qualified under the TIA, as promptly as practicable after each August 30 beginning with the August 30 following the date of this Indenture, and in any event within 12 months of the last such report, the Trustee shall send to each Holder a brief report dated as of such August 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. From the date on which this Indenture is qualified under the TIA, the Trustee shall also comply with Section 313(b)(2) of the TIA.

A copy of each report at the time of its delivery to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee and Collateral Agent from time to time compensation for their services as agreed to in writing. The Trustee’s and Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and Collateral Agent’s agents, counsel, accountants and experts. The Issuers and each Note Guarantor, jointly and severally shall indemnify the Trustee and Collateral Agent against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Note Guarantee against the Issuers or a Note Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuers, any Note Guarantor, any Holder or any other Person). The Trustee and Collateral Agent shall each notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Note Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers and the Note Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and the Note Guarantors, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuers’ and the Note Guarantors’ payment obligations in this Section 7.07, the Trustee and Collateral Agent shall have a Lien prior to the Securities on all money or property held or collected by the Trustee and Collateral Agent other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuers’ and the Note Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee or Collateral Agent. Without prejudice to any other rights available to the Trustee or Collateral Agent under applicable law, when the Trustee or Collateral Agent incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee and Collateral Agent.

(a) The Trustee and Collateral Agent may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee or Collateral Agent by so notifying the Trustee or Collateral Agent and may appoint a successor Trustee or Collateral Agent. The Issuers may remove the Trustee or Collateral Agent if:

(i) the Trustee or Collateral Agent fails to comply with Section 7.10;

(ii) the Trustee or Collateral Agent is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or Collateral Agent or their respective property; or

(iv) the Trustee or Collateral Agent otherwise becomes incapable of acting.

If the Trustee or Collateral Agent has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee or Collateral Agent shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

(b) If the Trustee or Collateral Agent resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee or successor Collateral Agent, or if a vacancy exists in the office of Trustee or Collateral Agent for any reason (the Trustee or Collateral Agent in such event being referred to herein as the retiring Trustee or retiring Collateral Agent), the Issuers shall promptly appoint a successor Trustee or successor Collateral Agent.

(c) A successor Trustee or successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Collateral Agent and to the Issuers. Thereupon the resignation or removal of the retiring Trustee or retiring Collateral Agent shall become effective, and the successor Trustee or successor Collateral Agent shall have all the rights, powers and duties of the Trustee or Collateral Agent under this Indenture. The successor Trustee or successor Collateral Agent shall mail a notice of its succession to the Holders. The retiring Trustee or retiring Collateral Agent shall promptly transfer all property held by it as Trustee or Collateral Agent to the successor Trustee or successor Collateral Agent, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee or successor Collateral Agent does not take office within 60 days after the retiring Trustee or retiring Collateral Agent resigns or is removed, the retiring Trustee or retiring Collateral Agent or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent.

(e) If the Trustee or Collateral Agent fails to comply with Section 7.10, unless the Trustee’s or Collateral Agent’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Agent and the appointment of a successor Trustee or successor Collateral Agent.

(f) Notwithstanding the replacement of the Trustee or Collateral Agent pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or retiring Collateral Agent.

SECTION 7.09. Successor Trustee and Successor Collateral Agent by Merger. If the Trustee or Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or successor Collateral Agent.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee and Collateral Agent shall at all times satisfy the requirements of Section 310(a) of the TIA. Each of the Trustee and the Collateral Agent shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee and Collateral Agent shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee or Collateral Agent shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee or Collateral Agent who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Securities:

(a) when (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by an Issuer and thereafter repaid to an Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable at their stated maturity within one year or (c) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and an Issuer or a Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of redemption or maturity together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuers and/or the Note Guarantors have paid all other sums payable under this Indenture; and

(c) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

The Collateral will be released from the lien securing the Securities as provided in this Indenture and the Collateral Documents upon a satisfaction and discharge in accordance with the provisions described above.

Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations and all obligations of the Note Guarantors under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.11 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to any Default under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.11), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of Holdings only), 6.01(h) (with respect to Significant Subsidiaries of Holdings only), 6.01(i), 6.01(j) and 6.01(k) (“covenant defeasance option”). The Issuers may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Note Guarantor under its Note Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.

If the Issuers exercise their legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (with respect to any Default by Holdings or any of its Restricted Subsidiaries with any of its obligations under Article IV other than Sections 4.01, 4.09. 4.12 and 4.13), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of Holdings only), 6.01(h) (with respect to Significant Subsidiaries of Holdings only), 6.01(i) (with respect to Significant Subsidiaries of Holdings only) or 6.01(j).

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(d) Notwithstanding clause (a) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance.

(a) The Issuers may exercise its legal defeasance option or their covenant defeasance option only if:

(i) the Issuers irrevocably deposit in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Securities when due at maturity or redemption, as the case may be;

(ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuers occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Issuers;

(v) the Issuers deliver to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an opinion of counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by the clause (vi) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Issuers. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of the Holders.

(a) The Issuers and the Trustee may amend this Indenture, the Securities, the Note Guarantees, any Collateral Document or the Second Lien Intercreditor Agreement without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to conform the text of this Indenture, the Note Guarantees or the Securities to any provision under the heading “Description of Notes” in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Securities as certified by the Issuers in an Officer’s Certificate;

(iii) to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;

(iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(v) to add or release a Note Guarantee with respect to the Securities in accordance with the terms of this Indenture;

(vi) to add additional assets as Collateral, to release Collateral from the Lien pursuant to this Indenture, the Collateral Documents and the Second Lien Intercreditor Agreement when permitted or required by this Indenture, the Collateral Documents and the Second Lien Intercreditor Agreement;

(vii) to modify the Collateral Documents and/or the Second Lien Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding other Second Lien Obligations or junior lien Obligations of the Issuers or any Note Guarantor so long as such other Second Lien Obligations or junior lien Obligations are not prohibited by the provisions of the Credit Agreement, this Indenture and any other relevant agreement;

(viii) to add to the covenants of Holdings for the benefit of the Holders or to surrender any right or power herein conferred upon Holdings;

(ix) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(x) to effect any provision of this Indenture;

(xi) to make any change that does not adversely affect the rights of any Holder or that would provide any additional rights or benefits to the Holders;

(xii) to provide for the issuance of the Exchange Securities or Additional Securities (and the grant of security for the benefit of the Additional Securities), which shall have terms substantially identical in all material respects to the Initial Securities, and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities;

(xiii) to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture, or evidence and provide for a successor or replacement Collateral Agent under this Indenture and Collateral Documents;

(xiv) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Collateral Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Collateral Documents; mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Securities as additional security for the payment and performance of the Issuer’s and any Note Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent in accordance with the terms of this Indenture or otherwise;

(xv) to provide for the succession of any parties to the Indenture and Collateral Documents (and other amendments that are administrative or ministerial in nature), including, the replacement of the Collateral Agent under the Second Lien Intercreditor Agreement, in connection with any incurrence of additional secured obligations or an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant collateral document;

(xvi) to provide for a reduction in the minimum denominations of the Securities;

(xvii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted hereunder, including, without limitation, to facilitate the issuance and administration of the Securities, provided that compliance with this Indenture as so amended may not result in Securities being transferred in violation of the Securities Act or any applicable securities laws;

(xviii) to provide for the assumption by one or more successors of the obligations of any of the Note Guarantors under this Indenture and the Note Guarantees; or

(xix) to comply with the rules of any applicable securities depositary.

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Issuers authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuers in the execution of such supplemental indenture.

(b) Without the consent of the Holders of at least two-thirds in aggregate principal amount of Securities then outstanding, no amendment or waiver:

(i) may release all or substantially all of the Collateral from the Lien of this Indenture and the Collateral Documents with respect to the Securities; or

(ii) make any change in the provisions of the Second Lien Intercreditor Agreement or this Indenture dealing with the application of proceeds of Collateral that would adversely affect Holders of the Securities.

SECTION 9.02. With Consent of the Holders.

(a) Except as provided in 9.01(b), the Issuers and the Trustee may amend this Indenture, the Securities, the Note Guarantees, the Collateral Documents and the Second Lien Intercreditor Agreement with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not (with respect to any Security held by a non-consenting holder):

(i) reduce the percentage of aggregate principal amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest on any Security;

(iii) reduce the principal of or change the Stated Maturity of any Security;

(iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(v) make any Security payable in money other than that stated in such Security;

(vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the date due or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02(a);

(viii) expressly subordinate the Securities or any Note Guarantee or otherwise modify the ranking thereof to any other Indebtedness of the Issuers or any Note Guarantor; or

(ix) modify the Note Guarantees in any manner adverse to the Holders other than as contemplated in Section 11.02(c) hereof..

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Issuers authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee, subject to its rights in Section 9.06, shall join with the Issuers in the execution of such supplemental indenture.

SECTION 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuers certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuers may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and upon receipt of an

Authentication Order the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Issuers and any new Note Guarantor thereto pursuant to Section 11.06, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08. Additional Voting Terms. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

ARTICLE 10

COLLATERAL

SECTION 10.01. Collateral Documents.

The Issuers hereby appoint Wilmington Trust FSB to act as Collateral Agent, and each Holder by its acceptance of any Securities, irrevocably consents and agrees to such appointment. The payment of the principal of and interest and premium, if any, on the Securities when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Securities or by any Note Guarantor pursuant to its Note Guarantee, the payment of all other Obligations under this Indenture, the Securities and the Collateral Documents and the performance of all other obligations of the Issuers and the Note Guarantors under this Indenture, the Securities, the Note Guarantees and the Collateral Documents are secured as provided in the Collateral Documents and will be secured by Collateral Documents hereafter delivered as required or permitted by this Indenture. The Issuers shall, and shall cause each Note Guarantor to, and each Note Guarantor shall, do all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial

Code financing statements) and all other actions as are necessary or required by the Collateral Documents to maintain (at the sole cost and expense of the Issuer and the Note Guarantors) the security interest created by the Collateral Documents in the Collateral as a perfected security interest, subject only to Permitted Liens.

The Issuer will otherwise comply with the provisions of Section 314(b) of the TIA. Promptly after the effectiveness of this Indenture, to the extent required by the TIA, the Issuer shall deliver the opinion(s) required by Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Issuer shall furnish to the Trustee on or prior to each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

SECTION 10.02. Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) The Collateral Agent shall have all the rights and protections provided in the Collateral Documents as well as the rights and protections afforded to the Trustee in Sections 7.02 and 7.07 hereof; provided, however, the Issuers shall not reimburse any expense or indemnify against any loss, liability, or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, gross negligence or bad faith.

(c) Subject to Section 7.01 hereof, none of the Trustee, the Collateral Agent, Paying Agent and Registrar nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Securities, or any defect or deficiency as to any such matters.

(d) Subject to the Collateral Documents, the Trustee shall direct the Collateral Agent from time to time. Subject to the Collateral Documents, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Holders acknowledge that the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Lien securing the Securities; or

(iii) to take any other action whatsoever with regard to any or all of Liens securing the Securities, Collateral Documents or Collateral.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

SECTION 10.03. Authorization of Actions to be Taken.

(a) Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to execute and deliver the Second Lien Intercreditor Agreement.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed to the Trustee or the Collateral Agent under the Collateral Documents to which the Trustee or the Collateral Agent is a party and, subject to the terms of the Collateral Documents, to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c) Subject to the provisions of Section 7.01, Section 7.02, and the Collateral Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the first priority Liens securing the Securities;

(ii) enforce any of the terms of the Collateral Documents to which the Collateral Agent or Trustee is a party; or

(iii) collect and receive payment of any and all Obligations.

(d) Subject to the Second Lien Intercreditor Agreement, at the Issuers’ sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the first priority Liens securing the Securities or the Collateral Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuers’ sole cost and expense, to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.

SECTION 10.04. Release of Collateral.

(a) Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and/or the Second Lien Intercreditor Agreement. In addition, upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuers and the Note Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Securities, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Issuers’ sole cost and expense, under any one or more of the following circumstances:

(i) to enable the Issuers to consummate the sale, transfer or other disposition of such property or assets to a Person that is not an Issuer or a Note Guarantor to the extent not prohibited under Section 4.06 hereof;

(ii) in the case of a Note Guarantor that is released from its Note Guarantee with respect to the Securities, the release of the propoerty and assets of such Note Guarantor; or

(iii) as permitted under Article 9 hereof.

(b) For the avoidance of doubt, the Lien on the Collateral created by the Collateral Documents securing the Second Lien Obligations shall automatically be released and discharged under the circumstances set forth in, and subject to, Section 5.01 of the Second Lien Intercreditor Agreement.

(c) To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of Holdings shall not be included in the Collateral with respect to the Securities and shall not be subject to the Liens securing the Securities and the Second Lien Obligations in accordance with and only to the extent provided in Section 2.01 of the Security Agreement.

(d) The Liens on the Collateral securing the Securities and the Note Guarantees also will be released automatically upon (i) payment in full of the principal of, together with accrued and unpaid interest on, and premium, if any, on, the Securities and all other Obligations under this Indenture, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a legal defeasance or covenant defeasance or a discharge under Article 8 hereof.

(e) Any release of Collateral permitted by this Section 10.04 hereof will be deemed not to impair the Liens under this Indenture and the Collateral Documents in contravention thereof

SECTION 10.05. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuer or a Note Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Note Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

SECTION 10.06. Release upon Termination of the Issuer’s Obligations.

In the event (i) that the Issuers deliver to the Trustee, in form and substance acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that all the Obligations under this Indenture, the Securities and the Collateral Documents have been satisfied and discharged by the payment in full of the Issuers’ obligations under the Securities, this Indenture and the Collateral Documents, and all such Obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8, the Trustee shall deliver to the Issuers and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee, and the Trustee shall (and direct the Collateral Agent to) do or cause to be done, at the Issuers’ sole cost and expense, all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 10.07. Designations.

For purposes of the provisions hereof and the Second Lien Intercreditor Agreement requiring the Issuers to designate Indebtedness for the purposes of the term Second Lien Obligations or any other such designations hereunder or under the Second Lien Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such Second Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuers by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Agreement Collateral Agent

SECTION 10.08. Post-Closing Collateral.

(a) Personal Properties. On or prior to the Post-Closing Collateral Date and at all times thereafter the Securities shall have been secured by a second priority security interest (to the extent such concept is relevant in the applicable jurisdiction) in all Equity Interests (except to the extent such Equity Interests constitute Excluded Assets) of each Restricted Subsidiary of Holdings existing as of the Issue Date that is directly owned by any Guarantor and also a guarantor under the Credit Agreement, subject to exceptions and limitations otherwise set forth in the Indenture and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) or otherwise satisfactory to the Credit Agreement Collateral Agent.

(b) Guarantors. Subject to Section 11.02(c), on or prior to the Post-Closing Collateral Date, each Restricted Subsidiary of Holdings existing as of the Issue Date that is or becomes a guarantor under the Credit Agreement other than any entity that would trigger a Rule 3-10 Limitation as reasonably determined by Holdings, shall become a Guarantor and signatory to the Purchase Agreement pursuant to the joinder agreement (attached as an exhibit thereto with appropriate changes to the extent contemplated by Section 11.02(c)) and a party to the Registration Rights Agreement, the applicable Collateral Documents and the Indenture, subject to exceptions and limitations otherwise set forth in the Indenture and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) or satisfactory to the Credit Agreement Collateral Agent and shall have taken all actions to perfect (or the equivalent in the applicable jurisdiction) the Liens in the Collateral created by the Collateral Documents to which it is a party, other than any actions that are not required by such Collateral Documents or by the Credit Agreement Collateral Agent.

(c) Mortgaged Properties. With respect to each Mortgaged Property existing as of the Issue Date that is required by the Credit Agreement Collateral Agent to be mortgaged, the Issuers and the Guarantors shall deliver to the Collateral Agent on or prior to the Post-Closing Collateral Date, the following documents, in each case in form substantially similar to that accepted by the Credit Agreement Collateral Agent:

(i) to the extent customary and appropriate as determined by the Issuers or the Credit Agreement Collateral Agent, filed a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property recorded in the appropriate filing or recording offices creating a valid and subsisting perfected second-priority (to the extent applicable in the relevant jurisdiction) Lien (subject only to Permitted Liens) on the property and/or rights described therein in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Securities, and evidence that all filing and recording taxes and fees, if any, have been paid or otherwise provided for (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value);

(ii) in the case of any such Mortgaged Property located in the United States or to the extent customary as determined by the Credit Agreement Collateral Agent, if any, or the Issuers in the jurisdiction of where such Mortgaged Property is located, fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and the benefit of the Trustee and the Holders of the Securities (the “Mortgage Policies”) issued by a nationally recognized title insurance company in a customary amount (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting second-priority Liens on the property described therein, free and clear of all Liens other than Permitted Liens, each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary), (B) contain a “tie-in”

or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals) including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit (if available after the Issuers use commercially reasonable efforts), doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, address, separate tax lot and so-called comprehensive coverage over covenants and restrictions; provided, however, the Issuers and Guarantors shall not be obligated to obtain a “creditor’s rights” endorsement;

(iii) legal opinions, addressed to the Trustee, the Collateral Agent, the Initial Purchasers and the Holders of the Securities, as to customary perfection and enforceability matters as determined by the Credit Agreement Collateral Agent, if any, or the Issuers;

(iv) in the case of any such Mortgaged Property located in the United States or to the extent customary as determined by the Credit Agreement Collateral Agent, if any, or the Issuers in the jurisdiction of where such Mortgaged Property is located, a survey or express map of each Mortgaged Property certified to the Collateral Agent for its benefit and for the benefit of the Trustee and Holders of the Securities sufficient in form to delete the standard survey exception in the Mortgage Policies and provide the Collateral Agent with endorsements to such policy;

(v) in the case of any such Mortgaged Property located in the United States, a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Issuers and each Guarantor relating thereto); and

(vi) in the case of any such Mortgaged Property located in the United States or to the extent customary in the jurisdiction of where such Mortgaged Property is located, a copy of a certificate as determined by the Credit Agreement Collateral Agent, if any, or the Issuers as to coverage under the insurance policies required by this Indenture and the Second Lien Collateral Documents including, without limitation, flood insurance policies, each of which shall be endorsed or otherwise amended to include a “Standard” or “New York” lender’s loss payable or mortgage endorsement (as applicable) and shall name the Collateral Agent, for its benefit and the benefit of the Trustee and the Holders of the Securities, as additional insured.

(d) Subject to Sections 4.10 and 4.16 (in the case of clause (a) below) and the foregoing provisions of this Section 10.08, from and after the Issue Date, (a) if the Issuers or any Note Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any Senior Obligations (as defined in the Intercreditor Agreement), it shall concurrently grant a second-priority (to the extent such concept is relevant in the applicable jurisdication) perfected security interest (subject to Permitted Liens) upon such property as security for the Securities and (b) if the Issuer or any Note Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any Additional Second Lien Obligations, it shall concurrently grant a pari passu (to the extent such concept is relevant in the applicable jurisidiction) perfected security interest (subject to Permitted Liens) upon such property as security for the Securities.

SECTION 10.09. Parallel Debt.

(a) Without prejudice to the provisions of this Indenture and the Collateral Documents and for the purpose of preserving the initial and continuing validity of the security rights granted and to be granted by each Issuer and each Note Guarantor to the Collateral Agent (or any sub-agent thereof), an amount equal to and in the same currency of the obligations under the Securities and the Note Guarantees from time to time due by the Issuers or such Note Guarantor in accordance with the terms and conditions of the Securities and Note Guarantees, including for the avoidance of doubt, the limitations set out under Section 10.04, shall be owing as separate and independent obligations of each Issuer and each Note Guarantor to each of (i) the Collateral Agent (such payment undertaking and the obligations and liabilities which are the result thereof, the “Collateral Agent Parallel Debt”) and (ii) any sub-agent of the Collateral Agent (such payment undertaking and the obligations and liabilities which are the result thereof, the “Sub-Agent Parallel Debt” and, together with the Collateral Agent Parallel Debt, the “Parallel Debt”). Solely for the purposes of the Collateral Documents governed by Russian law, the Collateral Agent acts as a joint and several creditor with each Secured Party.

(b) Each Issuer, each Note Guarantor and the Collateral Agent (and any sub-agent thereof) acknowledge that (i) for this purpose the Collateral Agent Parallel Debt constitutes undertakings, obligations and liabilities of the Issuers and each Note Guarantor to the Collateral Agent under this Indenture and the Collateral Documents which are separate and independent from, and without prejudice to, the corresponding obligations under the Securities and Note Guarantees which each Issuer or such Note Guarantor has to the Holders or any obligations with respect to the Sub-Agent Parallel Debt; (ii) for this purpose the Sub-Agent Parallel Debt constitutes undertakings, obligations and liabilities of each Issuer and each Note Guarantor to each sub-agent, if any, of the Collateral Agent under the Securities and Note Guarantees which are separate and independent from, and without prejudice to, the corresponding obligations under the Securities and Note Guarantees which each Issuer or such Note Guarantor has to the Holders or any obligations with respect to the Collateral Agent Parallel Debt; (iii) that the Collateral Agent Parallel Debt represents the Collateral Agent’s own claims to receive payment of the Collateral Agent Parallel Debt; and (iv) that the Sub-Agent Parallel Debt represents the applicable sub-agents’ own claims to receive payment of the Sub-Agent Parallel Debt; provided that the total amount which may become due under each of the Collateral Agent Parallel Debt or Sub-Agent Parallel Debt shall never exceed the total amount which may become due under the Securities and Note Guarantees; provided, further, that the Collateral Agent or any sub-agent thereof shall exercise its rights with respect to the applicable Parallel Debt solely in accordance with this Indenture and the Collateral Documents (including the Second Lien Intercreditor Agreement).

(c) Every payment of monies made by an Issuer or a Note Guarantor to the Collateral Agent or any sub-agent thereof shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Issuers or such Note Guarantor contained in Section 10.09(a); provided that if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application the Collateral Agent and any sub-agent thereof shall be entitled to receive the amount of such payment from the Issuers or such Note Guarantor and the Issuers or such Note Guarantor shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(d) Subject to the provision in paragraph (c) of this Section 10.09, but notwithstanding any of the other provisions of this paragraph (d):

(i) the total amount due and payable as Collateral Agent Parallel Debt and Sub-Agent Parallel Debt under this Section 10.09 shall each be decreased to the extent that an Issuer or a Note Guarantor shall have paid any amounts to the Collateral Agent (or any sub-agent thereof) or to the Trustee on behalf of the Holders or any of them to reduce the outstanding principal amount of the Securities or the Collateral Agent (or any sub-agent thereof) or the Trustee on behalf of the Holders otherwise receives any amount in payment of the Securities and the Note Guarantees; and

(ii) to the extent that (x) an Issuer or a Note Guarantor shall have paid any amounts to the Trustee or to the Collateral Agent under the Collateral Agent Parallel Debt, to any sub-agent of the Collateral Agent under the Sub-Agent Parallel Debt or the Trustee or (y) the Collateral Agent or any sub-agent thereof shall have otherwise received monies in payment of the Parallel Debt owed to it, the total amount due and payable under the Securities and the Note Guarantees shall be decreased as if said amounts were received directly in payment of the Securities and Note Guarantees.

(e) In the event of a resignation of the Collateral Agent or any of its sub-agents or the appointment of a new Collateral Agent or sub-agent pursuant to Section 7.08 of this Indenture, the retiring Collateral Agent or sub-agent shall at the Grantors’ sole cost and expense (including legal fees) (i) assign the Parallel Debt owed to it (but not by way of novation) and (ii) transfer any Collateral granted to it securing such Parallel Debt, in each case to the successor Collateral Agent or sub-agent, as applicable.

ARTICLE 11

NOTE GUARANTEES

SECTION 11.01. Note Guarantees.

(a) As promptly as practicable and in any event within 60 days of the Issue Date (the “60 Day Post-Closing Period”), Holdings and each of its Restricted Subsidiaries (other than the Issuers) that are borrowers or guarantors under the Credit Agreement, excluding certain entities that would trigger a Rule 3-10 release as reasonably determined by Holdings, will jointly and severally irrevocably and unconditionally guarantee, as a guarantor and not as a surety, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture and the Securities, whether for payment of principal of, premium, if any, or interest or additional interest on the Securities, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the “Guaranteed Obligations”). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any Note Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b).

(c) Except as otherwise provided herein, each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Note Guarantor.

(d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.01 and 11.02, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

(f) Except as set forth in Sections 8.01 and 11.02, each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as set forth in Sections 8.01 and 11.02, each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.

(h) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

(i) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 11.01.

(j) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(k) Any Note Guarantee given by any direct or indirect parent of Holdings may be released and discharged from all obligations under this Article 11 at any time upon written notice to the Trustee from such direct or indirect parent of Holdings.

SECTION 11.02. Limitation on Note Guarantor Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture or the Note Guarantee, as each relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) The Issuers, each Note Guarantor, each Holder, by its acceptance of Notes, and the Trustee hereby confirms that it is the intention of the parties to this Indenture that, except as set forth herein, the Note Guarantees under this Article 11 shall be Full and Unconditional as that term is defined in Rule 3-10 of Regulation S-X under the Securities Act (“Rule 3-10”), enforceable to the fullest extent permitted by law. In furtherance of the foregoing and to the extent applicable, a Note Guarantor’s liability in respect of its Note Guarantee shall be limited to the extent set forth below:

(i) Limitations Applicable to U.S. Note Guarantors. Each Note Guarantor that as of the date of this Indenture or thereafter is incorporated, organized or formed, as the case may be, under the laws of the United States, any State or Territory thereof or the District of Columbia (a “U.S. Note Guarantor”), and by its acceptance of Notes, each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Note Guarantee of such U.S. Note Guarantor shall not constitute a fraudulent transfer or conveyance for purposes of, or otherwise be invalidated under, any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or under any other United States federal or state law or, to the extent applicable, any law of any other country or political subdivision thereof with respect to bankruptcy, insolvency, reorganization, fraudulent transfer, preference, moratorium or otherwise relating to or affecting the obligations of such U.S. Note Guarantor or the rights and remedies of creditors to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each U.S. Note Guarantor hereby irrevocably agree that the obligations of each U.S. Note Guarantor will be limited to the maximum amount that will, when taken together with and giving effect to (a) all contingent and fixed liabilities of such Note Guarantor, (b) any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this Article 11, and (c) all other factors, in each case that are relevant under such laws, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

(ii) Limitations Applicable to Belgian Note Guarantors. Each Notes Guarantor that as of the date of this Indenture or thereafter is incorporated, organized or formed, as the case may be, in Belgium (a “Belgian Notes Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirms that notwithstanding any other provision of this Indenture, or any related agreements or certificates, the maximum aggregate liability hereunder and under the Note Guarantee of any Belgian Notes Guarantor shall be limited to the extent required by applicable law including with respect to corporate benefit, and thus without such liability exceeding the corporate interest of the Belgian Guarantor, in each case as set forth in any supplemental indenture entered into by such Belgian Guarantor.

(iii) Limitations Applicable to German Note Guarantors. Each Note Guarantor incorporated, organized or formed, as the case may be, in Germany as a limited liability company (GmbH) (a “German GmbH Note Guarantor”) or a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) (a “GmbH & Co KG Note Guarantor,” together with any German GmbH Note Guarantor hereinafter referred to a “German Note Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that the liability of such German Note Guarantor, or in case of a GmbH & Co. KG Note Guarantor, its general partner, shall be limited to the Adjusted Net Assets as will, after giving effect to all other relevant contingent and fixed liabilities of such German Note Guarantor, or in case of a GmbH & Co. KG Note Guarantor, its general partner, or and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such German Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. The obligation of any German Note Guarantor under this Article 11 will be binding only to the extent that it would not result in such German Note Guarantor’s, or in case of a GmbH & Co. KG Note Guarantor, its general partner’s, Adjusted Net Assets falling below the nominal registered share capital of such German Note Guarantor (Section 30 et seq. German GmbH Act (GmbH-Gesetz)), or, where such German Note Guarantor’s, or in case of a GmbH & Co. KG Note Guarantor, its general partner’s, Adjusted Net Assets are already below the amount of its registered share capital, would not cause such amount to be further reduced (Vertiefung einer Unterbilanz); provided that the limitations in this Section 11.02(iii) shall cease to apply:

(1) to the extent the German Note Guarantor secures any indebtedness under the Note Guarantee and this Indenture in respect of:

(i)	loans to the extent they are on-lent or otherwise passed on to the relevant German Note Guarantor, or in case of a GmbH & Co. KG Note Guarantor, to its general partner, or its subsidiaries and such amount on-lent or otherwise passed on is not returned; or

(ii)	bank guarantees or letters of credit that are issued and commercially related to the Notes for the benefit of any of the creditors of a German Note Guarantor or a German Note Guarantor’s subsidiaries (but excluding any Indebtedness resulting from a right to require cash collateralization); or

(2) if a domination agreement (Beherrschungsvertrag) or a profit absorption agreement (Gewinnabführungsvertrag) (either directly or through a chain of domination or profit absorption agreements) is or becomes effective between the relevant German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, its general partner) as dominated entity (beherrschtes Unternehmen) and

(i)	if the German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, its general partner) is a Subsidiary of the relevant obligor whose obligations are guaranteed under the Note Guarantee, that obligor; or

(ii)	if the German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, its general partner) is a sister company of the relevant obligor whose obligations are guaranteed under the Note Guarantee, any joint (direct or indirect) parent company of the German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, its general partner) and that obligor as dominating entity (beherrschendes Unternehmen) and if and to the extent the existence of such domination agreement (Beherrschungsvertrag) or profit absorption agreement (Gewinnabführungsvertrag) leads to the inapplicability of section 30 paragraph 1 sentence 1 German GmbH Act (GmbH-Gesetz) as amended, supplemented and replaced from time to time; or

(3) if and to the extent for any other reason (including as a result of a change in the relevant rules of law) the deficit (Unterbilanz) referred to above does not constitute a breach of the German Note Guarantor’s or in case of a GmbH & Co. KG Note Guarantor, its general partner’s obligations to maintain its registered share capital pursuant to sections 30 et seq. of the German GmbH Act (GmbH-Gesetz), each as amended, supplemented and replaced from time to time.

For the purposes of this subsection, “Adjusted Net Assets” shall only take into account the sum of the values of the assets of the relevant German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, of its general partner) less its liabilities, in each case determined in accordance with generally accepted accounting principals in Germany on the basis of the German Commercial Code (the “HGB”), but shall, for the avoidance of doubt, exclude the liabilities under or relating to the Note Guarantee. For the purposes of calculating the Adjusted Net Assets, the following balance sheet items shall be adjusted as follows, (a) the amount of any increase in the registered share capital of the relevant German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, of its general partner) which was carried out after the relevant German Note Guarantor became a party to the Note Guarantee and/or this Indenture in violation of the Note Guarantee and/or this Indenture or which is not fully paid up (nicht voll eingezahlt) shall be deducted from the amount of the registered share capital of the relevant German Note Guarantor (or in case of a GmbH & Co. KG Note Guarantor, of its general partner), (b) loans or other contractual liabilities incurred by the relevant German Note Guarantor or as the case may be its general partner in breach of the Note Guarantee and/or this Indenture shall not be taken into account as liabilities; and (c) assets of the relevant German Note Guarantor, or in case of a GmbH & Co. KG Note Guarantor, its general partner, shall be disregarded to the extent and as long as profits would be prohibited from distribution pursuant to section 268 paragraph 8 of the HGB.

(iv) Limitations Applicable to Luxembourg Note Guarantors. Each Note Guarantor incorporated, organized or formed, as the case may be, in Luxembourg (a “Luxembourg Note Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that the liability of such Luxembourg Note Guarantor shall be limited to the extent required by applicable law to the amount any such Luxembourg Note Guarantor can pay without resulting in the cessation of payments (cessation des paiements) of such Luxembourg Note Guarantor. The obligations of any Luxembourg Note Guarantor under this Article 11 will be binding only to the extent that they would not result in a misuse of corporate assets as defined under Article 171-1 of the Luxembourg law on commercial companies of August 10, 1915, as amended from time to time.

(v) Limitations Applicable to Certain Other Note Guarantors. Each Note Guarantor that as of the date of this Indenture or thereafter is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than Australia and the British Virgin Islands, and those jurisdictions set forth in clauses (i) through (iv) above (an “Other Note Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of an Other Note Guarantor does not constitute a fraudulent transfer or conveyance for purposes of, or otherwise violate, applicable law. To effectuate the foregoing intention, each Holder and each Other Note Guarantor hereby irrevocably agrees that the obligations of an Other Note Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Note Guarantor result in the obligations of such Other Note Guarantor not constituting such a fraudulent transfer or conveyance or otherwise violating applicable law.

(vi) Mexican Note Guarantors. Each Note Guarantor organized under the laws of Mexico to the fullest extent permitted by law, until payment and discharge in full of each of the Issuer’s and each other Note Guarantor’s obligations under this Indenture, hereby unconditionally and irrevocably waives any right to which it may be entitled, to the extent applicable, pursuant to Articles 2813, 2814,2815,2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2830, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2846, 2847, 2848 and 2849 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District.

(vii) Brazilian Note Guarantors. Each Note Guarantor organized under the laws of Brazil (i) agrees that it is jointly and severally liable with the Issuers under this Indenture, (ii) expressly waives the benefit of order (benefício de ordem) and any and all rights and other entitlements pursuant to Articles 821, 827, 828, 829, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Articles 77 and 595 of the Brazilian Code of Civil

Procedure, as amended from time to time, and (iii) acknowledges that this Indenture shall not be considered a limited instrument of guarantee for the purposes of Article 822 of the Brazilian Civil Code, as amended from time to time.

(c) Notwithstanding anything in this Section 11.02 to the contrary, if following the date of this Indenture:

(i) there shall be any change in the laws of any of the jurisdictions set forth in clauses (ii) through (iv) of clause (b) of this Section 11.02;

(ii) there shall be any change in the laws under which any Other Note Guarantor is incorporated, organized or formed, as the case may be; or

(iii) any Person shall be required to execute a Note Guarantee pursuant to Section 4.10 or Section 11.01 or otherwise hereunder and such Person is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than those in which entities are contemplated to become Note Guarantors as of the date hereof, including those jurisdictions addressed in clauses (i) through (iv) of clause (b) of this Section 11.02 and other than any jurisdiction in which a then existing Other Note Guarantor is incorporated, organized or formed, as the case may be (a “Future Note Guarantor”), and the Issuers shall reasonably determine that the provisions of Section 11.02(b)(v) hereof with respect to any Other Note Guarantor shall not adequately address the limitations on such Note Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of such Future Note Guarantor;

(iv) then upon the delivery of an Officer’s Certificate, the Issuers shall be entitled to amend such clause or add such additional provisions to such clause, as the case may be, to the extent necessary so that the Note Guarantee of a Note Guarantor does not violate applicable law.

(d) A Note Guarantee as to any Note Guarantor shall automatically terminate and be of no further force or effect and such Note Guarantor shall be deemed to be released and discharged from all obligations under this Article 11 upon:

(i) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Note Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture,

(ii) Holdings designating such Note Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary,”

(iii) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to Section 4.10, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of Holdings or any Restricted

Subsidiary of Holdings or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities, except if a release or discharge is by or as a result of payment under such other guarantee,

(iv) the Issuers’ exercise of its legal defeasance option or covenant defeasance option as described under Section 8.01 or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture,

(v) upon release or discharge of all other Note Guarantees by such Note Guarantor of Indebtedness of the Issuers or any other Note Guarantor, except if a release or discharge is by or as a result of payment under such other guarantees or payment and discharge of such Indebtedness, or

(vi) the event that Rule 3-10 would require separate financial statements of any Subsidiary of Holdings that is a Note Guarantor to be filed with the SEC solely because such Subsidiary’s Note Guarantee is not a Full and Unconditional (as defined in Rule 3-10) guarantee under the Securities and this Indenture as reasonably determined by Holdings (the “Rule 3-10 Limitation”); provided, however, that such Subsidiary’s Note Guarantee will automatically be reinstated or provided on such date that it is reasonably determined by Holdings that the Rule 3-10 Limitation no longer exist.

Notwithstanding anything else to the contrary, Holdings will be Note Guarantor for so long as the Securities are outstanding.

SECTION 11.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.04. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.05. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Note Guarantor pursuant to Section 4.10, subject to Section 11.02(c) hereof, shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary or other Person shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Officer’s Certificate stating that such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and, subject to customary exceptions, is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms.

SECTION 11.06. Non-Impairment. The failure to endorse a Note Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls. From the date on which this Indenture is qualified under the TIA, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 12.02. Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail or electronic mail addressed as follows:

if to the Issuers or a Note Guarantor:

Pinafore, Inc.

Pinafore, LLC

1551 Wewatta Street

Denver, Colorado 80202

United States

Attention: Kathleen Sullivan

Facsimile: (303) 744-4761

if to the Trustee or Collateral Agent:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention of: Pinafore Administrator

Facsimile: (203) 453-1183

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the customary procedures of such Depository.

SECTION 12.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.09. Governing Law. THIS INDENTURE AND THE SECURITIES (AND EXCLUDING ANY COLLATERAL DOCUMENTS THAT ARE EXPRESSED TO BE SUBJECT TO ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and, subject to the final sentence of this Section 12.09(a), each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints

Pinafore, LLC as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. The Trustee reserves the right to bring an action in any court that has jurisdiction over the trust estate, which may be a court other than the Specified Courts, when seeking a direction from a court in the administration of the trust estate.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee, acting on behalf of and for the benefit of the Holders, could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Issuers and each Note Guarantor in respect of any sum due from them to the Trustee shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Trustee of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Trustee may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Trustee and Holders hereunder, the Issuers and each Note Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and the Holders against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Trustee and the Holders hereunder, the Trustee agrees to deliver to the Issuers and the Note Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Trustee and the Holders hereunder.

SECTION 12.10. No Recourse Against Others. No director, officer, employee, incorporator or holder of any equity interests in the Issuers or Holdings or any other direct or indirect parent or any Note Guarantor, as such, shall have any liability for any obligations of the Issuers or the Note Guarantors under the Securities, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

SECTION 12.11. Successors. All agreements of the Issuers and each Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Indenture Controls. If and to the extent that any provision of the Securities or Second Lien Collateral Documents limit, qualify or conflict with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.16. Waiver of Jury Trial. EACH OF THE ISSUERS, THE NOTE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR, THE TRANSFER AGENT AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PINAFORE, LLC

By:	/s/ Donald West
Name: Donald West
Title: Authorized Officer

PINAFORE, INC.

By:	/s/ Donald West
Name: Donald West
Title: Authorized Officer

CARRIAGE HOUSE FRUIT COMPANY BROADWAY MISSISSIPPI DEVELOPMENT, LLC

GATES DEVELOPMENT CORPORATION

GATES INTERNATIONAL HOLDINGS, LLC

AIR SYSTEM COMPONENTS, INC.

AQUATIC CO.

AQUATIC TRUCKING CO.

BUFFALO HOLDING COMPANY

CONERGICS CORPORATION

DEXTER AXLE ACQUISITION CORP.

DEXTER AXLE COMPANY

DEXTER AXLE TRUCKING COMPANY

EPICOR INDUSTRIES, INC.

GATES MECTROL, INC.

HART & COOLEY TRUCKING COMPANY

HART & COOLEY, INC.

NRG INDUSTRIES, INC. (Delaware entity)

PLEWS, INC.

RUSKIN COMPANY

RUSKIN SERVICE COMPANY

SCHRADER ELECTRONICS, INC.

SCHRADER INTERNATIONAL HOLDING CO.

SHRADER, LLC

SHRADER-BRIDGEPORT INTERNATIONAL, INC.

SELKIRK AMERICAS, L.P.

SELKIRK CANADA HOLDINGS, L.P.

SELKIRK CORPORATION

SELKIRK IP L.L.C.

THE GATES CORPORATION

TOMKINS AUTOMOTIVE HOLDING CO.

TOMKINS CORPORATION

TOMKINS U.S., L.P.

WALTHAM REAL ESTATE HOLDING CO.

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

E INDUSTRIES, INC.

KOCH FILTER CORPORATION

DEXTER CHASSIS GROUP, INC.

EASTERN SHEET METAL, INC.

FBN TRANSPORTATION, INC.

TOMKINS INDUSTRIES, INC.

IDEAL CLAMP PRODUCTS, INC.

GLASS MASTER CORPORATION

NATIONAL DUCT SYSTEMS, INC.

NRG INDUSTRIES, INC. (Texas entity)

ROOFTOP SYSTEMS, INC.

HYTEC, INC.

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

ACD TRIDON (HOLDINGS) LIMITED

AIR SYSTEMS COMPONENTS INVESTMENTS

CHINA LIMITED

BETA NACO LIMITED

BRITISH INDUSTRIAL VALVE COMPANY LIMITED

GATES ENGINEERING & SERVICES UK

HOLDINGS LIMITED

GATES FLUID POWER TECHNOLOGIES

INVESTMENTS LIMITED

GATES HOLDINGS LIMITED

H HEATON LIMITED

OLYMPUS (ORMSKIRK) LIMITED

RUSKIN AIR MANAGEMENT LIMITED

SHITAKE LIMITED

STACKPOLE INVESTMENTS LIMITED

SWINDON SILICON SYSTEMS LIMITED

TOMKINS ENGINEERING LIMITED

TOMKINS FINANCE LUXEMBOURG LIMITED

TOMKINS FINANCE LIMITED

TOMKINS FUNDING LIMITED

TOMKINS IDEAL CLAMPS (SUZHOU)

INVESTMENTS LIMITED

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

TOMKINS INVESTMENTS CHINA LIMITED

TOMKINS INVESTMENTS LIMITED

TOMKINS OVERSEAS COMPANY

TOMKINS OVERSEAS INVESTMENTS LIMITED

TOMKINS PENSION SERVICES LIMITED

TOMKINS LIMITED

TOMKINS SCI LIMITED

TOMKINS STERLING COMPANY

TOMKINS TREASURY (CANADIAN DOLLAR) COMPANY

TOMKINS TREASURY (DOLLAR) COMPANY

TOMKINS TREASURY (EURO) COMPANY

TRICO PRODUCTS (DUNSTABLE) LIMITED

WILLER & RILEY LIMITED

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

PINAFORE HOLDINGS B.V.

By:	/s/ Donald West
Name: Donald West
Title: Authorized Officer

Second Lien Indenture Signature Page

MONTISK INVESTMENTS NETHERLANDS, C.V.

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

SCHRADER INVESTMENTS LUXEMBOURG S.AR.L.

TOMKINS AMERICAN INVESTMENTS S.A.R.L.

TOMKINS AUTOMOTIVE COMPANY, S.A.R.L.

TOMKINS HOLDINGS LUXEMBOURG, S.A.R.L.

TOMKINS INVESTMENT COMPANY S.A.R.L.

TOMKINS LUXEMBOURG S.A.R.L.

TOMKINS OVERSEAS HOLDINGS S.A.R.L.

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

PINAFORE ACQUISITIONS LIMITED

By:	/s/ Todd Clegg
Name: Todd Clegg
Title: Authorized Officer

Second Lien Indenture Signature Page

GATES AUTO PARTS HOLDINGS CHINA LIMITED

By:	/s/ John Zimmerman
Name: John Zimmerman
Title: Authorized Officer

Second Lien Indenture Signature Page

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

WILMINGTON TRUST FSB, as Collateral Agent

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES, ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means, with respect to the Securities, The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc., RBC Capital Markets Corporation and UBS Securities LLC and such other initial purchasers party to the purchase agreement or future purchase agreements entered into in connection with an offer and sale of Securities.

“Purchase Agreement” means (a) the Purchase Agreement dated September 21, 2010, among the Issuers, the Note Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated as of September 29, 2010 among the Issuers, the Note Guarantors and the Initial Purchasers relating to the Securities and (b) any other similar Registration Rights Agreement relating to Additional Securities.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Definitive Securities, it means the comparable period of 40 consecutive days.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Issuers in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Definitive Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities bearing the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security that does not bear the Restricted Securities Legend.

1.2 Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Global Securities”	2.1(b)
“Regulation S Global Securities”	2.1(b)
“Rule 144A Global Securities”	2.1(b)

2. The Securities.

2.1 Form and Dating; Global Securities.

(a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuers pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”). Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”). The term “Global Securities” means, collectively, the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Security and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depository requests the issuance of Definitive Securities. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested in writing by or on behalf of the Depository, in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g) of this Appendix A.

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase; provided that in no event shall a beneficial interest in a Global Security be credited, or an Unrestricted Definitive Security be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuers. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii).

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B) if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii) Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Definitive Securities proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so request or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security,

and, in each such case, if the Issuers so request, an Opinion of Counsel to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY

EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Each Regulation S Security that is a Temporary Security issued pursuant to Section 2.10 shall bear a legend in substantially in the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

Each Definitive Security shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Security issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

“THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES, A HOLDER MAY SUBMIT WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: [                    ].”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Definitive Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive

Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) [INTENTIONALLY OMITTED].

(k) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.2 any certificate (i) evidencing a Security that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Issuers, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuers or any affiliate of the Issuers was an owner of such Security, in each case, be in the form of a permanent Definitive Security and bear the Restricted Securities Legend subject to the restrictions in this Section 2.2. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(k). The Issuers, in their sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO

REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Temporary Regulation S Security Legend]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL SECURITY]

No.	$

9% Senior Secured Second Lien Note due 2018

CUSIP No. 144A: 693492 AC4 / Reg S: U72209 AB2

ISIN No. 144A: US693492 AC45 / Reg S: USU72209 AB24

PINAFORE, LLC, a Delaware limited liability company (“Finance LLC”), and PINAFORE, INC., a Delaware corporation (“Finance Co” and together with Finance LLC, the “Issuers”) promise to pay to [                    ], or registered assigns, the principal sum of Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Security attached hereto]* on October 1, 2018.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

PINAFORE, LLC

By:
Name:
Title:

PINAFORE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF

    AUTHENTICATION

WILMINGTON TRUST FSB,

    as Trustee, certifies that this is

one of the Securities

referred to in the Indenture.

By:
Authorized Signatory

*/

If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

9% Senior Secured Second Lien Note due 2018

1. Interest

(a) PINAFORE, LLC, a Delaware limited liability company (“Finance LLC”), and PINAFORE, INC., a Delaware corporation (“Finance Co” and together with Finance LLC, the “Issuers”), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2011.a Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 29, 2010a until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) Registration Rights Agreement. The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of September 29, 2010, among the Issuers, the Note Guarantors and the Initial Purchasers.

2. Method of Payment

The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later

[a]	With respect to Securities issued on the Issue Date.

than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, Wilmington Trust FSB (the “Trustee”) will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuers issued the Securities under an Indenture dated as of September 29, 2010 (the “Indenture”), among the Issuers, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Issuers. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Initial Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuers and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal, premium, if any, and interest, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, irrevocably and unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuers prior to October 1, 2014. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Year	Redemption Price
2014	104.500%
2015	102.250%
2016 and thereafter	100.000%

In addition, at any time prior to October 1, 2014, the Issuers may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time, or from time to time prior to October 1, 2013, but not more than once in any twelve-month period, the Issuers may redeem up to 10% of the original aggregate principal amount of the Securities at a redemption price of 103% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 1, 2013, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings, in each case, to the extent the net cash proceeds thereof are contributed to the common or preferred equity capital (other than Disqualified Stock) of Holdings or the Issuers or used to purchase Capital Stock (other than Disqualified Stock) of Holdings from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 109.000% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

In connection with any redemption of Securities (including with the net proceeds of any Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of The Depository Trust Company. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 to the extent practicable. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such redemption date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Securities to redemption, or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Note Guarantees, any Collateral Document or the Second Lien Intercreditor Agreement may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend the Indenture, the Securities, the Note Guarantees, any Collateral Document or the Second Lien Intercreditor Agreement (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to conform the text of the Indenture, the Note Guarantees or the Securities to any provision under the heading “Description of Notes” in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Securities; (iii) to comply with Article 5 of the Indenture; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; (v) to add additional Note Guarantees with respect to the Securities or to secure the Securities; (vi) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Issuers; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or Additional Securities.

14. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by written notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuers or of any Note Guarantor or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Note Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP Numbers, ISINs and Common Codes

The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $         principal amount of Securities held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned:

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); and

check the following, if applicable:

		☐	is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

		☐	is exchanging this Security in connection with an expected transfer to an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities; and

check the following, if applicable:

		☐	is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

		☐	the transferee is an affiliate of the Issuers as contemplated in Section 2.2(k) of Appendix A to the Indenture.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

	(1)	☐	to the Issuers; or

	(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

	(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:
Your Signature

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is set forth on the face hereof. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale  ☐             Change of Control  ☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 and any integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

[FORM OF EXCHANGE SECURITY]

9% Senior Secured Second Lien Note due 2018

CUSIP No.

ISIN No.

PINAFORE, LLC, a Delaware limited liability company (“Finance LLC”), and PINAFORE, INC., a Delaware corporation (“Finance Co” and together with Finance LLC, the “Issuers”) promise to [                            ], or registered assigns, the principal sum of Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Security attached hereto]* on October 1, 2018.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

PINAFORE, LLC

By:
Name:
Title:

PINAFORE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST FSB, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

9% Senior Secured Second Lien Note due 2018

1. Interest

PINAFORE, LLC, a Delaware limited liability company (“Finance LLC”), and PINAFORE, INC., a Delaware corporation (“Finance Co” and together with Finance LLC, the “Issuers”) promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2011.a Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 29, 2010a until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of a Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[a]	With respect to Securities issued on the Issue Date.

3. Paying Agent and Registrar

Initially, Wilmington Trust FSB (the “Trustee”) will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuers issued the Securities under an Indenture dated as of September 29, 2010 (the “Indenture”), among the Issuers, the Note Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Issuers. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuers and each Note Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Note Guarantors have, jointly and severally, irrevocably and unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuers prior to October 1, 2014. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Year	Redemption Price

2014	104.500%
2015	102.250%
2016 and thereafter	100.000%

In addition, at any time prior to October 1, 2014, the Issuers may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time, or from time to time prior to October 1, 2013, but not more than once in any twelve-month period, the Issuers may redeem up to 10% of the original aggregate principal amount of the Securities at a redemption price of 103% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 1, 2013, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of [Holdings] in each case, to the extent the net cash proceeds thereof are contributed to the common or preferred equity capital (other than Disqualified Stock) of Holdings or the Issuers or used to purchase Capital Stock (other than Disqualified Stock) of Holdings from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 109.000% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

In connection with any redemption of Securities (including with the net proceeds of any Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of The Depository Trust Company. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 to the extent practicable . If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption, or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Note Guarantees, any Collateral Document or the Second Lien Intercreditor Agreement may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend the Indenture, the Securities, the Note Guarantees, any Collateral Document or the Second Lien Intercreditor Agreement (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to conform the text of the Indenture, the Note Guarantees or the Securities to any provision under the heading “Description of Notes” in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Securities; (iii) to comply with Article 5 of the Indenture; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; (v) to add additional Note Guarantees with respect to the Securities or to secure the Securities; (vi) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Issuers; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or Additional Securities.

14. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by written notice to the Issuers, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuers or of any Note Guarantor or any direct or indirect parent, as such, shall have any liability for any obligations of the Issuers or the Note Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP Numbers, ISINs and Common Codes

The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                              agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale  ☐             Change of Control  ☐

If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 and any integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is set forth on the face hereof. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT C

Form of

Transferee Letter of Representation

Pinafore, LLC

Pinafore, Inc.

c/o Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 9% Senior Secured Second Lien Notes due 2018 (the “Securities”) of PINAFORE, LLC and PINAFORE, INC. (the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:	TRANSFEREE:	,

by

C-2

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of [Pinafore Holdings B.V.] (or its successor) (“Holdings”), and WILMINGTON TRUST FSB, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers and the existing Note Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of September 29, 2010, providing for the issuance of the Issuers’ 9% Senior Secured Second Lien Notes due 2018 (the “Securities”), initially in the aggregate principal amount of $1,150,000,000;

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances Holdings is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, Holdings, the Issuers, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Note Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Note Guarantors (if any), to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE (AND EXCLUDING ANY COLLATERAL DOCUMENTS THAT ARE EXPRESSED TO BE SUBJECT TO ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and subject to the last sentence of this Section 5(a) each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Pinafore, LLC as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. The Trustee reserves the right to bring an action in any court that has jurisdiction over the trust estate, which may be a court other than the Specified Courts, when seeking a direction from a court in the administration of the trust estate.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

D-2

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee, acting on behalf of and for the benefit of the Holders, could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Issuers and each Note Guarantor in respect of any sum due from them to the Trustee shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Trustee of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Trustee may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Trustee and the Holders hereunder, the Issuers and each Note Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and the Holders against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Trustee and the Holders hereunder, the Trustee agrees to deliver to the Issuers and the Note Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Trustee and the Holders hereunder.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

D-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

PINAFORE, LLC

By:
Name:
Title:

PINAFORE, INC.

By:
Name:
Title:

WILMINGTON TRUST FSB, AS TRUSTEE

By:
Name:
Title:

CERTIFICATE OF SERVICE

I, , certify that a copy of the foregoing was served on the , addressed as follows:

[TYPE THE RECIPIENT NAMES AND ADDRESSES AND DELIVERY METHODS HERE]